EXHIBIT 10.12


                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                          Dated as of December 20, 1999
                                      among
                                  US LEC CORP.,
                    as Guarantor and Borrower Representative,
                 CERTAIN OPERATING SUBSIDIARIES OF US LEC CORP.,
                                  as Borrowers,
                            THE LENDERS PARTY HERETO,
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Administrative Agent,
                          FIRST UNION SECURITIES, INC.,
                              as Syndication Agent
                                       and
                              WACHOVIA BANK, N.A.,
                             as Documentation Agent
                            ------------------------

                        GECC CAPITAL MARKETS GROUP, INC.
                                       and
                          FIRST UNION SECURITIES, INC.,
                                 as Co-Arrangers
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ARTICLE 1:        DEFINITIONS...........................................................................1
         1.1      Certain Definitions...................................................................1
         1.2      Accounting Principles; Subsidiaries..................................................18
         1.3      UCC Terms............................................................................19
         1.4      General Construction; Captions.......................................................19
         1.5      References to Documents and Laws.....................................................19

ARTICLE 2:        LOANS................................................................................19
         2.1      Facility A...........................................................................19
         2.2      Facility B...........................................................................20
         2.3      Notes................................................................................20
         2.4      Letters of Credit....................................................................20
         2.5      Reliance on Notices; Appointment of Borrower Representative..........................20
         2.6      Procedures for Borrowing.............................................................21
         2.7      Facility B Loan Amortization.........................................................22
         2.8      Intentionally Omitted................................................................22
         2.9      Maturity.............................................................................22
         2.10     Prepayments; Commitment Reductions...................................................22
         2.11     Interest and Applicable Margins......................................................23
         2.12     Payments.............................................................................25
         2.13     Application and Allocation of Payments...............................................25
         2.14     Loan Account and Accounting..........................................................26
         2.15     Indemnity............................................................................27
         2.16     Access...............................................................................28
         2.17     Taxes................................................................................28
         2.18     Capital Adequacy; Increased Costs; Illegality........................................29
         2.19     Use of Proceeds......................................................................30
         2.20     Fees.................................................................................30
         2.21     Expenses.............................................................................31

ARTICLE 3:        ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT...................31
         3.1      Assignment and Participations........................................................31
         3.2      Appointment of Administrative Agent..................................................33
         3.3      Administrative Agent's Reliance, Etc.................................................34
         3.4      GE Capital and Affiliates............................................................34
         3.5      Lender Credit Decision...............................................................35
         3.6      Indemnification......................................................................35
         3.7      Successor Administrative Agent.......................................................35
         3.8      Set Off and Sharing of Payments......................................................36
         3.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.............36
         3.10     Syndication and Documentation Agents.................................................38

ARTICLE 4:        COLLATERAL AND SECURITY AGREEMENT....................................................38
         4.1      Grant of Security Interest...........................................................38
         4.2      Regulatory Authorizations............................................................40
         4.3      Priority of Security Interests.......................................................40
         4.4      Pledge Agreements....................................................................40
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         4.5      Further Documentation; Pledge of Instruments.........................................40
         4.6      Accounts, Etc........................................................................41
         4.7      Further Identification of Collateral.................................................41
         4.8      Remedies.............................................................................41
         4.9      Standard of Care.....................................................................41
         4.10     Advances to Protect Collateral.......................................................41
         4.11     License to Use.......................................................................42
         4.12     Benefit of Lenders...................................................................42
         4.13     Release of Collateral................................................................42

ARTICLE 5:        REPRESENTATIONS AND WARRANTIES.......................................................42
         5.1      Organization and Qualification.......................................................42
         5.2      Authority and Authorization..........................................................42
         5.3      Execution and Binding Effect.........................................................42
         5.4      Governmental Authorizations..........................................................43
         5.5      Regulatory Authorizations............................................................43
         5.6      Agreements and Other Documents.......................................................43
         5.7      Absence of Conflicts.................................................................43
         5.8      No Restrictions......................................................................43
         5.9      Government Contracts.................................................................44
         5.10     Financial Statements; Business Plan..................................................44
         5.11     Financial Accounting Practices.......................................................44
         5.12     Deposit and Disbursement Accounts....................................................44
         5.13     Insurance............................................................................44
         5.14     Accurate and Complete Disclosure.....................................................45
         5.15     No Event of Default; Compliance with Material Agreements.............................45
         5.16     Labor Matters........................................................................45
         5.17     Litigation...........................................................................45
         5.18     Rights to Property...................................................................45
         5.19     Year 2000 Problem....................................................................46
         5.20     Taxes................................................................................46
         5.21     No Material Adverse Change...........................................................46
         5.22     Solvency.............................................................................46
         5.23     No Regulatory Event..................................................................46
         5.24     Trade Relations......................................................................46
         5.25     No Brokerage Fees....................................................................46
         5.26     Margin Stock; Regulation U...........................................................47
         5.27     Investment Company; Public Utility Holding Company...................................47
         5.28     Personal Holding Company; Subchapter S...............................................47
         5.29     Securities Act, Etc..................................................................47
         5.30     ERISA................................................................................47
         5.31     Intellectual Property................................................................47
         5.32     Environmental Warranties.............................................................47
         5.33     Security Interests...................................................................47
         5.34     Place of Business....................................................................48
         5.35     Location of Collateral...............................................................48
         5.36     Validity of Contracts and Accounts...................................................48
         5.37     No Defaults Under Contracts or Accounts..............................................48
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         5.38     Subsidiaries.........................................................................48
         5.39     Assumed Names........................................................................48
         5.40     Pledge Agreements; Registration of Pledge............................................49
         5.41     Transactions with Affiliates.........................................................49

ARTICLE 6:        CONDITIONS TO EFFECTIVENESS..........................................................49
         6.1      Closing Certificates.................................................................49
         6.2      Opinions of Counsel..................................................................49
         6.3      Closing Documents....................................................................50
         6.4      No Material Adverse Change...........................................................50
         6.5      No Existing Default or Event of Default..............................................50
         6.6      Payment of Expenses..................................................................51
         6.7      Facility B Loans.....................................................................51

ARTICLE 7:        CONDITIONS OF LENDING................................................................51
         7.1      Conditions to Each Borrowing Date....................................................51
         7.2      Affirmation of Representations and Warranties........................................52
         7.3      Deadline for Funding Conditions......................................................52

ARTICLE 8:        AFFIRMATIVE COVENANTS................................................................52
         8.1      Reporting and Information Requirements...............................................52
         8.2      Other Notices........................................................................53
         8.3      Notice of Pension-Related Events.....................................................54
         8.4      Inspection Rights....................................................................54
         8.5      Preservation of Corporate Existence and Qualification................................54
         8.6      Continuation of Business.............................................................54
         8.7      Insurance............................................................................55
         8.8      Payment of Taxes, Charges, Claims and Current Liabilities............................56
         8.9      Financial Accounting Practices.......................................................57
         8.10     Compliance with Laws.................................................................57
         8.11     Use of Proceeds......................................................................57
         8.12     Government Authorizations; Regulatory Authorizations, Etc............................57
         8.13     Contracts and Franchises.............................................................57
         8.14     Site Leases and Consents.............................................................58
         8.15     Financial Covenants..................................................................58
         8.16     Patent, Trademark and Copyright Collateral...........................................58
         8.17     Sites................................................................................59
         8.18     Certain Notices......................................................................59
         8.19     Management Team......................................................................59
         8.20     Enforcement of Contracts.............................................................59
         8.21     Legal Fee Reserve....................................................................59
         8.22     Subordinated Loans...................................................................59
         8.23     Liens on After-Acquired Property.....................................................59
         8.24     Year 2000 Compliance.................................................................60
         8.25     Post-Closing Items...................................................................60
         8.26     Further Assurances...................................................................60
         8.27     Excess Cash..........................................................................60

ARTICLE 9:        NEGATIVE COVENANTS...................................................................60
         9.1      Indebtedness.........................................................................61
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         9.2      Restrictions on Liens and Sale of Collateral.........................................61
         9.3      Limitation on Contingent Obligations.................................................61
         9.4      Prohibition of Mergers, Acquisitions, Name, Office or Business Changes, Etc..........61
         9.5      Limitation on Equity Payments........................................................62
         9.6      Prohibition on Sale or Issuance of Stock.............................................62
         9.7      Limitation on Investments, Advances and Loans........................................62
         9.8      Capital Expenditures.................................................................63
         9.9      Limitation on Leases.................................................................63
         9.10     Transactions with Affiliates.........................................................63
         9.11     Extension of Accounts................................................................63
         9.12     Assumed Names........................................................................63
         9.13     Subsidiaries.........................................................................63

ARTICLE 10:       EVENTS OF DEFAULT AND REMEDIES.......................................................64
         10.1     Events of Default....................................................................64
         10.2     Remedies.............................................................................66
         10.3     Waivers by Loan Parties..............................................................67
         10.4     Exercise of Rights...................................................................67
         10.5     Rights of Secured Party..............................................................68
         10.6     Additional Remedies..................................................................68
         10.7     Application of Proceeds..............................................................69
         10.8     Discontinuance of Proceedings........................................................69
         10.9     Power of Attorney....................................................................69
         10.10    Regulatory Matters...................................................................70

ARTICLE 11:       JOINT AND SEVERAL OBLIGATIONS; GUARANTY..............................................71
         11.1     Guaranty.............................................................................71
         11.2     Waivers by Loan Parties..............................................................72
         11.3     Benefit of Guaranty..................................................................72
         11.4     Subordination of Subrogation, Etc....................................................73
         11.5     Election of Remedies.................................................................73
         11.6     Limitation...........................................................................73
         11.7     Contribution with Respect to Guaranty Obligations....................................74
         11.8     Liability Cumulative.................................................................74

ARTICLE 12:       GENERAL CONDITIONS/MISCELLANEOUS.....................................................75
         12.1     Amendments, Modifications and Waivers................................................75
         12.2     Advances Not Implied Waivers.........................................................75
         12.3     Business Day.........................................................................75
         12.4     Records..............................................................................76
         12.5     Notices..............................................................................76
         12.6     FCC and PUC Approval.................................................................77
         12.7     Lenders Sole Beneficiary.............................................................77
         12.8     Lender's Review of Information.......................................................77
         12.9     No Joint Venture.....................................................................77
         12.10    Severability.........................................................................77
         12.11    Rights Cumulative....................................................................77
         12.12    Duration; Survival...................................................................77
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         12.13    Governing Law........................................................................78
         12.14    Counterparts.........................................................................78
         12.15    Successors and Assigns...............................................................78
         12.16    Disclosures and Confidentiality......................................................78
         12.17    Jurisdiction and Venue...............................................................80
         12.18    Jury Waiver..........................................................................80
         12.19    Limitation on Liability..............................................................80
         12.20    Schedules, Exhibits and Annexes......................................................80
         12.21    Agreement to Govern..................................................................81
         12.22    Entire Agreement.....................................................................81
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                                       v
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                     ANNEXES TO LOAN AND SECURITY AGREEMENT

Annex I               Letters of Credit
Annex II              Initial Commitments; Addresses of Lenders
Annex III             Closing Checklist

                    SCHEDULES TO LOAN AND SECURITY AGREEMENT

Schedule 1            Borrower Information and Certain Defined Terms
Schedule 2.7          Facility B Loan Amortization Schedule
Schedule 2.11         Applicable Margins
Schedule 2.20         Commitment Fees
Schedule 3.9          Wire Instructions
Schedule 5.4          Required Consents
Schedule 5.5          Regulatory Authorizations
Schedule 5.6          Agreements and Other Documents
Schedule 5.8          Restrictions on Indebtedness
Schedule 5.9          Government Contracts
Schedule 5.10         Financial Statements; Business Plan
Schedule 5.12         Deposit and Disbursement Accounts
Schedule 5.13         Existing Insurance
Schedule 5.16         Labor Matters
Schedule 5.17         Litigation
Schedule 5.18         Site and Site Leases; Real Property; Equipment Location
Schedule 5.31         Intellectual Property
Schedule 5.33         Security Interests--Recordings and Filings
Schedule 5.34         Place of Business
Schedule 5.35         Location of Collateral
Schedule 5.39         Assumed Names
Schedule 5.41         Transactions with Affiliates
Schedule 7.1          Post-Closing Items
Schedule 8.7          Required Insurance
Schedule 8.15         Financial Covenants
Schedule 9.1          Permitted Debt
Schedule 9.2          Liens

                     EXHIBITS TO LOAN AND SECURITY AGREEMENT

Exhibit A-1           Form of Facility A Note
Exhibit A-2           Form of Facility B Note
Exhibit B             Form of Borrowing Certificate
Exhibit C             Form of Notice of Conversion/Continuation
Exhibit D             Form of Opinion of Counsel to Loan Parties
Exhibit E             Form of Opinion of Regulatory Counsel to Loan Parties
Exhibit F             Form of Landlord Waiver and Consent
Exhibit G             Form of Assignment Agreement
Exhibit H             Form of Administrative Questionnaire
Exhibit I             Form of Additional Borrower Assumption
Exhibit J             Form of Pledge Agreement

                           LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is dated as of December 20, 1999, by and among the entity or entities which are described on Schedule 1 or may become a party hereto pursuant to an Additional Borrower Assumption as herein provided (individually a "Borrower" and collectively, "Borrowers"); US LEC CORP., a Delaware corporation ("Holdings"), as Guarantor and Borrower Representative; GENERAL ELECTRIC CAPITAL CORPORATION (in its individual capacity, "GE Capital"), as Lender and as administrative agent for Lenders (in that latter capacity, "Administrative Agent"); FIRST UNION NATIONAL BANK ("FUNB"), as Lender; FIRST UNION SECURITIES, INC. (in its individual capacity, "FUSI"), as syndication agent (in that latter capacity, "Syndication Agent"); WACHOVIA BANK, N.A., as Lender and as documentation agent for the Lenders (in that latter capacity, "Documentation Agent"); and the other Lenders party hereto from time to time.

                              B A C K G R O U N D:

         1. Borrowers, Holdings, GE Capital, FUNB and First Union Capital Markets Corp. are parties to the Amended and Restated Loan and Security Agreement, dated as of June 30, 1999 (the "Existing Loan Agreement").

         2. The parties to the Existing Loan Agreement desire to amend and restate the Existing Loan Agreement in its entirety as of the Effective Date in the manner and on the terms and conditions set forth herein.

         3. Immediately prior to the Effective Date, GE Capital and FUNB, as Lenders under the Existing Loan Agreement, have effected assignments of the Loans outstanding under the Existing Loan Agreement to Lenders party hereto with the effect that as of the date hereof, such Lenders shall hold such existing Loans in proportion to their Commitments as set forth on Annex II.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE 1: DEFINITIONS

1.1 Certain Definitions. Certain terms are defined on Schedule 1. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the Schedules, the following words and terms shall have the following meanings unless the context otherwise clearly requires:

         "Accounts":  as defined in Section 4.1(a).

         "Additional Borrower":  as defined in Section 6.3(c).

         "Additional Borrower Assumption":  as defined in Section 9.13.

         "Advance": any Facility A Advance or Facility B Advance, as the context may require.

         "Affected Lender":  as defined in Section 2.18(d).

                                     III-1

         "Affiliate": with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude, in the case of any Loan Party, Administrative Agent and each Lender.

         "Agent": Administrative Agent, Syndication Agent or Documentation
Agent.

         "Applicable Base Margin": the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate applicable to the Base Rate Loans, as determined by reference to Schedule 2.11.

         "Applicable L/C Margin": the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Schedule 2.11.

         "Applicable LIBOR Margin": the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to LIBOR Loans, as determined by reference to Schedule 2.11.

         "Applicable Margins": the Applicable L/C Margin, the Applicable Base Margin, and the Applicable LIBOR Margin, collectively.

         "Asset Disposition": means any sale or other disposition, or series of sales or other dispositions (including by merger or consolidation, and whether by operation of law or otherwise), made on or after the date hereof by any Loan Party or any of its Subsidiaries to any Person of (i) all or substantially all of the outstanding Stock of any of its Subsidiaries, (ii) all or substantially all of its assets or the assets of any division of any Borrower or any of its Subsidiaries or (iii) any other asset or assets which, when taken together with all sales or other dispositions of assets not covered by the foregoing clauses
(i) and (ii), yield proceeds or involve assets having a fair market value in excess of $100,000 in any twelve-month period.

         "Assignment Agreement":  as defined in Section 3.1(a).

         "Base Rate": for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loan": a Loan or portion thereof bearing interest by reference to the Base Rate.

                                     III-2
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         "Borrower Representative": US LEC Corp. in its capacity as representative and agent of Borrowers.

         "Borrowers": as defined in Schedule 1 and any other subsidiary of Holdings that becomes a Borrower as herein provided.

         "Borrowing Certificate": a certificate substantially in the form of Exhibit B.

         "Borrowing Date": any Business Day on which an Advance is made or a Letter of Credit Obligation is incurred.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close.

         "Business Plan": Loan Parties' business plan, including pro forma projections, as described in Schedule 5.10, as updated upon the request of Administrative Agent at the direction of Requisite Lenders or as required herein; provided, however, that each such update shall be acceptable to Requisite Lenders, which acceptance shall not be unreasonably withheld.

         "Capital Expenditures": for any period, (a) the additions to property, plant and equipment and other capital expenditures (including all systems and development expenditures related to the Networks) of Loan Parties that are (or would be) set forth in a consolidated statement of cash flows of Loan Parties for such period prepared in accordance with GAAP; provided, however, that no consideration paid for or expenditure related to the acquisition of any license and no capitalized interest shall be treated as a Capital Expenditure nor shall expenditures of proceeds of insurance settlements, condemnation awards and other like settlements in respect of lost, destroyed, damaged or condemned property, plant or equipment, to the extent that such expenditures are made to repair or replace such property or to acquire other property, plant and equipment useful in the business within twelve (12) months of receipt of such proceeds, be deemed Capital Expenditures and (b) Capital Lease Obligations incurred by Loan Parties during such period.

         "Capital Lease": with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation": with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Cash": at any time, the cash, cash equivalents or marketable investment grade securities held by any Loan Party free of any claims or encumbrances other than those created by the Loan Documents.

         "Cash Flow": during any fiscal period of Loan Parties, the sum of (i) net income (or loss) (which may be a positive or negative number) for such period, plus (ii) all non-cash items deducted in determining such net income (or loss), minus (iii) all non-cash items added in determining such net income (or loss) during such period.


                                     III-3

         "Cash Interest Coverage Ratio": (a) until the Loan Parties report positive EBITDA for each of four (4) consecutive Fiscal Quarters considered as a single accounting period, (i) the product of EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by two (2) divided by
(ii) Net Interest Expense (excluding any portion thereof not paid in cash) for the most recent four (4) consecutive Fiscal Quarters ending on or prior to such date and (b) thereafter, (i) EBITDA for any period of four (4) consecutive Fiscal Quarters divided by (ii) Net Interest Expense (excluding any portion thereof not paid in cash) for such period.

         "Change of Board": an occurrence whereupon, at any time, fewer than one-half of the directors comprising the board of directors of Holdings shall include members of a group consisting of any of the current chief executive officer, the president, any current or future Class B directors, any existing Board members and replacement or additional directors nominated or supported by one-half or more of the members of the foregoing group.

         "Change of Control": an occurrence whereupon both of the following exist: (i) the failure of the Permitted Holders, in the aggregate, to own or control, directly or indirectly, stock of Holdings representing either 25% or more of the voting capital stock of Holdings or more than any other Person or group, within the meaning of Regulation 13D under the Securities Exchange Act of 1934 and (ii) a Change of Board shall occur.

         "Charges": all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Loan Party, (d) any Loan Party's ownership or use of any properties or other assets, or (e) any other aspect of any Loan Party's business.

         "Closing Checklist": the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex III.

         "Co-Arrangers":  GECMG and FUSI.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral":  as defined in Section 4.1.

         "Commitment Fees":  as defined in Section 2.20(a).

         "Commitments": the Facility A Commitment and the Facility B Commitment, collectively. The initial Commitments of Lenders are set forth on Annex II.

         "Commitment Termination Date": the Facility A Commitment Termination Date or the Facility B Commitment Termination Date, as the context may require.

         "Communications Law": any and all of (i) the Telecommunications Act of 1996, the Communications Act of 1934, any similar or successor federal statute to either and the rules and regulations of the FCC thereunder; and (ii) any state law governing the provision of telecommunications services and the rules and regulations of the PUC, all as the same may be in effect from time to time.

                                     III-4

         "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing, directly or indirectly, any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

         "Contracts":  as defined in Section 4.1(b).

         "Current Assets": with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding Indebtedness due from Affiliates.

         "Current Liabilities": with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrowers, the aggregate outstanding principal balances of the Loans.

         "Default": any of the conditions or occurrences specified in Section 10.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

         "Default Rate":  as defined in Section 2.11(d).

         "Disqualified Stock": means any Stock of Holdings which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Facility B Loan Maturity Date.

         "EBITDA": for any period, the sum of consolidated net income (excluding extraordinary gains and losses and any income and related expenses derived from sources which are disputing amounts payable to any Loan Party with respect to reciprocal compensation related to internet service providers, enhanced service providers and related facility charges), depreciation, amortization, Net Interest Expense and tax expense for Loan Parties.

         "Effective Date": the date on which the conditions set forth in Article 6 are satisfied or waived with consent of all Lenders.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                                     III-5

         "Environmental Laws": all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.); each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities": with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits": all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "Equipment":  as defined in Section 4.1(c).

         "Equity Payment": any distribution of earnings or capital, or any redemption or other payment in respect of stock, membership interests, partnership interests or other equity interests, including options and warrants, either directly or indirectly, whether in cash or property or in obligations of any Loan Party.

         "Event of Default": any of the events specified in Section 10.1; provided, however, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, under Section 10.1 or otherwise, has been satisfied.

         "Excess Cash": the aggregate amount of Cash in excess of $5,000,000 held by the Loan Parties.

         "Excess Cash Flow": without duplication, with respect to any Fiscal Year of Loan Parties, consolidated net income plus (a) depreciation, amortization and Net Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be)
(b) in Working Capital, minus (c) Net Interest Expense paid or accrued


                                     III-6

(excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Net Interest Expense) and scheduled principal payments paid or payable in respect of Indebtedness permitted hereunder to be incurred, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) Capital Expenditures for such Fiscal Year permitted hereunder, plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash. For purposes of this definition, "Working Capital" means Current Assets (exclusive of Cash) less Current Liabilities.

         "Existing Loan":  as defined in Section 2.2(b).

         "Existing Loan Agreement": as defined in the recitals to this Agreement.

         "Facility A Advance":  any advance made pursuant to Section 2.1(a).

         "Facility A Commitment": (a) as to any Lender, the aggregate commitment of such Lender to make its Pro Rata Share of Facility A Advances and/or incur Letter of Credit Obligations hereunder or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Facility A Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Twenty-Five Million Dollars ($25,000,000) on the date hereof, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

         "Facility A Commitment Termination Date": the earliest of (a) the sixth anniversary of the Effective Date, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 10.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Facility A Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex I and the permanent reduction of the Facility A Commitment to zero dollars ($0).

         "Facility A Loan": at any time, the sum of (i) the aggregate amount of Facility A Advances outstanding to Borrowers plus (ii) the aggregate outstanding balance of all Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Facility A Loan shall include the outstanding balance of Letter of Credit Obligations.

         "Facility A Note":  as defined in Section 2.3(a).

         "Facility B Advance": any advance made pursuant to Section 2.2(a).

         "Facility B Commitment": (a) as to any Lender, the aggregate commitment of such Lender to make its Pro Rata Share of the Facility B Advances hereunder or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Facility B Advances, which aggregate commitment shall be One Hundred Twenty Five Million Dollars ($125,000,000) on the date hereof, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

         "Facility B Commitment Termination Date": the earliest of (a) June 30, 2001, (b) the date of termination of Lenders' obligations to make the Facility B Advances or permit the Facility


                                     III-7

B Loan to remain outstanding pursuant to Section 10.2(b) and (c) the date of permanent cancellation or reduction of the Facility B Commitment to zero dollars ($0).

         "Facility B Loan": at any time, the aggregate amount of Facility B Advances outstanding to Borrowers.

         "Facility B Loan Maturity Date": the earlier of (a) the seventh anniversary of the date hereof and (b) the date of termination of Lenders' obligations to permit the Facility B Loan to remain outstanding pursuant to
Section 10.2(b).

         "Facility B Note":  as defined in Section 2.3(b).

         "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

         "Federal Funds Rate": shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent.

         "Fee Letter":  as defined in Section 2.20(b).

         "Fees": any and all fees payable to Administrative Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

         "Financial Statements": the consolidated income statements, statements of cash flows and balance sheets of Loan Parties delivered in accordance with this Agreement.

         "Fiscal Quarter": any of the quarterly accounting periods of Loan Parties ending on March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year": any of the annual accounting periods of Loan Parties ending on December 31 of each year.

         "Fixed Charges": the sum, for any period, of (i) Total Debt Service, plus (ii) Capital Expenditures, plus (iii) cash taxes.

         "Fixed Charges Coverage Ratio": as of any date, (a) until the Loan Parties report positive EBITDA for each of four (4) consecutive Fiscal Quarters considered as a single accounting period, (i) the sum of (A) the product of EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by two (2) plus (B) beginning with the Fiscal Quarter ending on March 31, 2002, up to $15,000,000 of Excess Cash as of the last day of the most recent such Fiscal Quarter divided by (ii) Fixed Charges for the most recent four (4) consecutive Fiscal Quarters ending on or prior to such date and (b) thereafter, (i) the sum of (A) EBITDA for any period of four (4) consecutive Fiscal Quarters plus (B) the amount of Cash of the Loan Parties on the last day of the most recent such Fiscal Quarter in excess of $5,000,000 up to $15,000,000 divided by (ii) Fixed Charges for such period.

         "GAAP": subject to Section 1.2, generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which the Loan Parties' independent certified public accountants concur), applied both to classification of items and amounts.

                                     III-8

         "General Intangibles":  as defined in Section 4.1(d).

         "Governmental Actions":  actions by any Governmental Authority.

         "Governmental Authority": the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranties": collectively, the Holdings Guaranty and any other guaranty executed by any Guarantor in favor of Secured Parties in respect of the Obligations.

         "Guarantors": Holdings and any existing or future Subsidiary of Holdings which is not a Borrower and which executes a guaranty or other similar agreement in favor of Secured Parties in respect of the Obligations.

         "Hazardous Material": any substance, material or waste which is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls ("PCBs") or any radioactive substance.

         "Holdings":  as defined in the recitals to this Agreement.

         "Holdings Guaranty":  the Guaranty of Holdings, pursuant to Article 11.

         "Holdings Pledge Agreement": the Pledge Agreement, dated December 30, 1998, as amended, executed by Holdings pursuant to which all of the Stock of all Borrowers described on Schedule I on the date hereof is pledged to Administrative Agent on behalf of Secured Parties.

         "Indebtedness": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (c) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, (d) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments (other than letters of credit that are cash collateralized) and
(e) all obligations of such Person under any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in interest rates, in each case whether contingent or matured.

         "Interest Expense": for any period, the aggregate amount of interest, hedging costs and fees (excluding closing fees) paid or payable during such period by the Loan Parties in respect of Total Debt.

         "Interest Income": for any period, the aggregate amount of interest received during such period by the Loan Parties in respect of Cash.

                                     III-9

         "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, however, that in the case of any LIBOR Period greater than three (3) months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under this Agreement.

         "Inventory":  as defined in Section 4.1(e).

         "Landlord Consent": a consent substantially in the form of Exhibit F or in other form acceptable to Requisite Lenders executed by the owner/landlord, sublessor and/or licensor (including carriers) of any real property where any of the Collateral is or is to be located.

         "Law": any law (including common law), constitution, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any governmental body or court of competent jurisdiction or of any arbitrator (including but not limited to ERISA, the Code, the UCC, any applicable tax law, product safety law, occupational safety or health law, Communications Law, Environmental Law and/or securities laws).

         "L/C Sublimit":  as defined in Annex I.

         "Lenders": GE Capital, FUNB and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee and any subsequent assignee of any assignee.

         "Letter of Credit Obligations": all outstanding obligations incurred by Administrative Agent or Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Administrative Agent or purchase by Lenders of a participation as set forth in Annex I with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Administrative Agent or Lenders thereupon or pursuant thereto.

         "Letters of Credit": commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer for which Administrative Agent and Lenders have incurred Letter of Credit Obligations.

         "LIBOR Business Day": a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

         "LIBOR Loan": a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR Period": with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to this Agreement and ending one week or one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Administrative Agent as set forth in Section 2.11(e); provided, however, that the foregoing provision relating to LIBOR Periods is subject to the following:

                                     III-10

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (c) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan;

                  (d) Borrower Representative shall select LIBOR Periods so that there shall be no more than six (6) separate LIBOR Loans in existence at any one time; and

                  (e) Borrower Representative may not more frequently than once each calendar month select, or continue a LIBOR Loan for, a LIBOR Period of one week and may not continue any LIBOR Loan having a LIBOR Period of one week for another LIBOR Period of one week.

         "LIBOR Rate": for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower Representative.

         "Lien": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including, without limitation, any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

                                     III-11

         "Loan Documents": this Agreement, the Notes, the Security Documents, the Guaranties, the Fee Letter, all other filings and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Administrative Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, filings and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

         "Loan Parties":  the Borrowers, Holdings and each other Guarantor.

         "Loans":  the Facility A Loan and the Facility B Loan.

         "Loss of Key Management": an occurrence whereupon, at any time, either one of the Permitted Holders shall cease to be an officer or director of Holdings and Holdings fails to designate within thirty (30) days therefrom a replacement as an officer or director in his stead or provide a plan to designate such replacement which is reasonably acceptable to Requisite Lenders.

         "Markets":  as defined in Schedule 1.

         "Material Adverse Effect" or "Material Adverse Change": a material adverse effect on or material adverse change in (i) a material portion of the Collateral, (ii) the business, financial or other condition, prospects or projections of Holdings and its Subsidiaries taken as a whole from that reflected in the Business Plan, (iii) the ability of any Loan Party to perform its obligations under this Agreement, the Notes, the other Loan Documents or the System Agreements or (iv) Administrative Agent's or Lenders' ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

         "Maximum Lawful Rate": as defined in Section 2.11(f).

         "Net Interest Expense": for any period, Interest Expense less Interest Income.

         "Network": a transmission and communications system operated by a Loan Party, including all Equipment related thereto.

         "Non-Funding Lender": as defined in Section 3.9(a)(ii).

         "Notes":  the Facility A Notes and the Facility B Notes, collectively.

         "Notice of Conversion/Continuation":  as defined in Section 2.11(e).

         "Obligations": all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Loan Party to Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any


                                     III-12
note, agreement or other instrument, arising under this Agreement, any of the other Loan Documents or any interest rate swap agreement. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, any Loan Party, whether or not allowed in such proceeding), Letter of Credit Obligations, Fees, expenses, attorneys' fees and any other sum chargeable to any Loan Party under this Agreement or any of the other Loan Documents.

         "Organizational Documents": with respect to a corporation, the articles of incorporation and by-laws of such corporation; with respect to a partnership, the certificate of partnership (or limited partnership, as applicable) and partnership agreement, together with the analogous documents for any corporate or partnership general partner; and in any case, any other document governing the formation and conduct of business by such entity.

         "Other Lender": as defined in Section 3.9(d).

         "PBGC": the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to its functions.

         "Permits": all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the construction and operation of a Network (excluding Regulatory Authorizations), issued or obtained as and when required in accordance with all Requirements of Law.

         "Permitted Acquisition": a Telecommunications Acquisition which satisfies the following conditions:

                  (a) no Default or Event of Default exists, both immediately before and after giving effect to such acquisition;

                  (b) not later than fifteen (15) days prior to the completion of such acquisition, Holdings shall have provided Lenders with information and financial analysis (including purchase price and historical and projected revenue, cash flow and cost reductions) regarding such acquisition, demonstrating to the reasonable satisfaction of the Lenders, after giving pro forma effect to such acquisition, (i) compliance with Schedule 8.15 and (ii) during Stage II, a Total Leverage Ratio of at least 0.50 less than the Total Leverage Ratio set forth in Schedule 8.15 for the most recently ended Fiscal Quarter;

                  (c) the total amount expended by the Loan Parties for any single acquisition or series of related acquisitions, if payable in Cash or Disqualified Stock and completed during a period when the Senior Leverage Ratio is greater than or equal to 4.0x, shall not exceed $5,000,000 or, until the Termination Date, $10,000,000 in the aggregate with all other acquisitions; and

                  (d) the total amount expended by the Loan Parties for any single acquisition or series of related acquisitions, if payable in Cash or Disqualified Stock and completed during a period when the Senior Leverage Ratio is less than 4.0x, shall not exceed $10,000,000.

         "Permitted Debt": (i) the Obligations, (ii) existing Indebtedness (including existing letters of credit not to exceed $1,500,000 and their subsequent renewal) specified on Schedule 9.1


                                     III-13
and any refinancings thereof on terms that in the aggregate are not less favorable to Loan Parties, (iii) Indebtedness incurred for the purposes specified on Schedule 9.1 up to an aggregate of $1,750,000 and any refinancings thereof on terms that in the aggregate are not less favorable to Loan Parties,
(iv) Permitted Subordinated Debt, (v) inter-company Indebtedness between Loan Parties and (vi) interest rate protection agreements in connection with Indebtedness permitted hereunder.

         "Permitted Encumbrances":  the Liens permitted under Section 9.2.

         "Permitted Holders": the present chief executive officer of Holdings and the present chairman of the board of directors of Holdings.

         "Permitted Subordinated Debt": Indebtedness in an amount not greater than $150,000,000 that (i) does not require any payment of principal until twelve (12) months after the Facility B Loan Maturity Date, (ii) is issued on market terms prevailing at the time and (iii) is subordinated on terms reasonably acceptable to Requisite Lenders to the Indebtedness created hereunder or pursuant to any other Loan Document.

         "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan": any employee pension benefit plan to which Section 4021 of ERISA applies and (i) which is maintained for employees of any Loan Party or
(ii) to which any Loan Party made, or was required to make, contributions at any time within the preceding five (5) years.

         "Pledge Agreement(s)": the Holdings Pledge Agreement and any other pledge agreement, substantially in the form of Exhibit J, executed by any Loan Party pledging any stock or membership or ownership interests to Administrative Agent on behalf of Secured Parties.

         "Proceeds":  as defined in Section 4.1(f).

         "Projections": the Loan Parties' forecasted consolidated (a) balance sheets; (b) profit and loss statements (which also were provided on a consolidating basis); and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary basis, together with appropriate supporting details and a statement of underlying assumptions.

         "Pro Rata Share": (a) with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the Commitment of such Lender by
(ii) the aggregate Commitments of all Lenders and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender by (ii) the outstanding principal balance of the Loans held by all Lenders.

         "PUC": the public utilities commission for the state or any other jurisdiction in which all or any portion of a Network is located, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, and any other Persons specified on Schedule 1.

         "Quarterly Revenues": for any Fiscal Quarter, revenues for such quarter (other than revenues derived from sources which are disputing amounts payable to any Loan Party with


                                     III-14
respect to reciprocal compensation related to internet service providers, enhanced service providers and related facility charges) that are received from any third party entity which is not an Affiliate of any Loan Party or the principal shareholders of such Loan Party.

         "Regulatory Authorizations": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications Governmental Authority, including any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or PUC or under any Communications Law necessary in order to enable any Loan Party to provide telecommunications service of the type provided or proposed to be provided by such Loan Party and any authorizations specified on Schedule 1.

         "Regulatory Event": any of the following events: (i) any Lender becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Loan Documents, or (ii) any Loan Party becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the date hereof and that could reasonably be expected to have a Material Adverse Effect, or (iii) the FCC or any PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Regulatory Authorization that could reasonably be expected to have a Material Adverse Effect.

         "Release": any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Replacement Lender":  as defined in Section 2.18(d).

         "Reportable Event": (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

         "Required Consents": the Governmental Authority approvals or consents of other Persons required with respect to each Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents, as defined in
Schedule 5.4.

         "Requirement of Law": as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or transactions or to which such Person or any of its property or transactions is subject, including all applicable common law and equitable principles, all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies, all Permits or Regulatory Authorizations issued to Borrower, all Communications Laws and all Environmental Laws.

                                     III-15

         "Requisite Lenders": (a) Lenders having at least fifty-one percent (51%) of the Commitments of all Lenders or (b) if the Commitments have been terminated, at least fifty-one percent (51%) of the aggregate outstanding amount of all Loans.

         "Responsible Officer": of a Person, the chief executive officer, the president, the general counsel, the chief financial officer or the director of treasury operations of such Person.

         "Secured Parties":  Administrative Agent and Lenders.

         "Security Documents": this Agreement, the Pledge Agreements, the Landlord Consents, all financing statements, and any other documents granting, evidencing, or perfecting any security interest or Lien with respect to or securing any of the Obligations.

         "Senior Debt": all Indebtedness, guarantees and liabilities secured by liens on property of Loan Parties, other than Permitted Subordinated Debt.

         "Senior Debt to Total Cash Equity": Senior Debt, at any date, divided by Total Cash Equity at the same date.

         "Senior Leverage Ratio": for any period, Senior Debt as of any date divided by the product of (i) EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by (ii) two (2).

         "Site Leases": collectively, all leases, subleases, tower leases, co-location agreements, license agreements, easements, use agreements, privileges, access agreements, right-of-way agreements and all other agreements relating to the use by any Loan Party of any Site.

         "Site(s)": any site where Equipment with a cost of more than $100,000 is located.

         "Software" and "Software Licenses": any software now or hereafter owned by, or licensed to, any Loan Party or with respect to which such Loan Party has or may have license or use rights.

         "Solvent": with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

         "Stage 1": the period of time from the Effective Date until the Termination Date unless, on or prior to March 31, 2001, Borrower Representative submits Financial Statements and compliance certificates pursuant to Section 8.1 reflecting (i) positive EBITDA for each of the previous two (2) consecutive Fiscal Quarters and (ii) Total Leverage Ratio in respect of such Fiscal Quarters not greater than 10.0x, as calculated on the last day of the second such Fiscal


                                     III-16

Quarter, in which event the period shall be from the Effective Date until (a) for purposes of Section 8.15, the end of the later of the two Fiscal Quarters referred to above and (b) for purposes of Schedule 2.11, the date of such delivery.

         "Stage 2":  the period immediately following the end of Stage 1.

         "Stock": all shares, options, warrants, general or limited partnership or membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subsidiary": with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock, whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

         "System Agreements": any and all agreements and documents executed by or delivered by or to any Loan Party at any time in connection with any Network or its acquisition, construction or operation, including all management and maintenance agreements, agreements for storage or warehousing of Collateral, Site Leases and interconnection agreements.

         "Taxes": taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Administrative Agent or a Lender by the jurisdiction under which Administrative Agent or any Lender is organized or from which it makes the Advances or any political subdivision of either thereof.

         "Telecommunications Acquisition": the acquisition of a Telecommunications Business effected by (i) a merger with a Loan Party in which the Loan Party is the surviving entity, (ii) an acquisition of assets by a Loan Party, (iii) an acquisition of Stock by Holdings or (iv) a merger of a newly created wholly-owned first tier Subsidiary of Holdings into another Person, which, upon the merger, becomes a wholly-owned Subsidiary of Holdings and either a Borrower or a Guarantor.

         "Telecommunications Business": the business of primarily (i) transmitting, or providing services relating to the transmission of voice, fax, video or data through owned or leased transmission facilities or the provision of Internet related or other enhanced services ("Telecommunications Services"),
(ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Services, (iii) owning, developing or operating assets related to Telecommunications Services,
(iv) owning, developing or operating back-office or support systems related to Telecommunications Services


                                     III-17
or (v) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i), (ii), (iii) or (iv) above.

         "Termination Date": the date on which the Loans have been indefeasibly repaid in full and all other amounts then due and payable under this Agreement or any of the other Loan Documents have been indefeasibly paid in full and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex I, and no Borrower shall have any further right to borrow any monies under this Agreement.

         "Total Cash Equity": all cash proceeds received by Holdings from the sale or issuance of its Stock, net of all brokers', underwriter's and advisors' fees and all other costs and expenses, including legal and printing expenses, incurred in connection with such transaction.

         "Total Debt": all Indebtedness of any Loan Party, all guarantees by any Loan Party of Indebtedness of any Person other than a Loan Party and all liabilities of any Person other than a Loan Party secured by any Lien on property of any Loan Party.

         "Total Debt to Total Cash Equity": Total Debt, at any date, divided by Total Cash Equity as of the same date.

         "Total Debt Service": the sum, for any period, of: (i) mandatory principal payments on Total Debt and (ii) Net Interest Expense (excluding any portion thereof not paid in cash).

         "Total Leverage Ratio": for any period, Total Debt as of any date divided by the product of (i) EBITDA for the two (2) most recent Fiscal Quarters ending on or prior to such date multiplied by (ii) two (2).

         "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

         1.2 Accounting Principles; Subsidiaries. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time a Loan Party has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidated and consolidating principles, and covenants, representations and agreements with respect to a Loan Party and its properties and activities shall be deemed to refer to such Loan Party and its consolidated Subsidiaries collectively. For purposes of Section 8.15, GAAP shall be determined on the basis of such principles in effect on the date of the most recent annual audited Financial Statements provided hereunder (or if prior to delivery of the first such annual audited Financial Statements hereunder, then on a basis consistent with the annual audited Financial Statements referenced in Section 5.10); provided, however, that if due to a change in application of GAAP or the rules promulgated with respect thereto, (i) Borrower Representative shall object to determination of compliance with the financial covenants in Section 8.15 on such basis or (ii) Administrative Agent or Requisite Lenders shall object to determination of compliance therewith on such basis within thirty (30) days after delivery of such Financial Statements, then such calculations shall be made on a basis consistent with the most recent Financial Statements delivered as to which no such objection shall have been made.

                                     III-18

         1.3 UCC Terms. Except as otherwise provided or amplified (but not limited) herein, terms used in this Agreement that are defined in the UCC shall have the same meanings herein.

         1.4 General Construction; Captions. All definitions and other terms used in this Agreement shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof," "hereto," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit, Schedule, Article, Section, subsection or clause in this Agreement unless otherwise specified. The word "including" shall have the meaning represented by the phrase "including, without limitation." The captions and table of contents in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof.

         1.5 References to Documents and Laws. All defined terms and references in this Agreement or the other Loan Documents with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. All references to Laws shall include any amendments thereof and any successor statutes and regulations.

                                ARTICLE 2: LOANS

         2.1 Facility A. Subject to the terms and conditions hereof, each Lender agrees to make available from time to time until the Facility A Commitment Termination Date its Pro Rata Share of all Facility A Advances. The Pro Rata Share of any Lender of the Facility A Loan shall not at any time exceed such Lender's Facility A Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Facility A Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 2.1.

         2.2 Facility B.

                  (a) Subject to the terms and conditions hereof, each Lender agrees to make available from time to time until the Facility B Commitment Termination Date its Pro Rata Share of all Facility B Advances. The Pro Rata Share of any Lender of the Facility B Loan shall not at any time exceed such Lender's Facility B Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Facility B Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section
2.2. After the Facility B Commitment Termination Date, amounts repaid or prepaid may not be reborrowed under this Section 2.2.

                  (b) To the extent any Loans under the Existing Loan Agreement (the "Existing Loans") are outstanding on the Effective Date, such Existing Loans shall be deemed a Facility B Advance made on the Effective Date by each Lender in accordance with its Facility B Commitment on the Effective Date.

      2.3 Notes.

                  (a) Borrowers shall execute and deliver to each Lender a note to evidence the Facility A Commitment of that Lender. Each note shall be in the principal amount of the Facility


                                     III-19

A Commitment of the applicable Lender, dated the Effective Date, and substantially in the form of Exhibit A-1 (each a "Facility A Note" and, collectively, the "Facility A Notes"). Each Facility A Note shall represent the obligation of each Borrower to pay the amount of each Lender's Facility A Commitment or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Facility A Advances to such Borrower together with interest thereon as prescribed in Section 2.11.

                  (b) Borrowers shall execute and deliver to each Lender a note to evidence the Facility B Commitment of that Lender. Each note shall be in the principal amount of the Facility B Commitment of the applicable Lender, dated the Effective Date, and substantially in the form of Exhibit A-2 (each a "Facility B Note" and, collectively, the "Facility B Notes"). Each Facility B Note shall represent the obligation of each Borrower to pay the amount of each Lender's Facility B Commitment or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Facility B Advances to such Borrower together with interest thereon as prescribed in Section 2.11.

         2.4 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex I, Borrower Representative shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations for the account of Borrowers.

         2.5 Reliance on Notices; Appointment of Borrower Representative. Administrative Agent and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Borrowing Certificate, Notice of Conversion/Continuation or similar notice believed by Administrative Agent or such Lender to be genuine. Administrative Agent and each Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent or such Lender has actual knowledge to the contrary. Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Borrowing Certificates and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents (Holdings, in that capacity, being "Borrower Representative"). Holdings hereby accepts such appointment. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         2.6 Procedures for Borrowing.

                  (a) Borrowing Certificates. To request a Facility A Advance or a Facility B Advance hereunder, Borrower Representative shall send to Administrative Agent a completed Borrowing Certificate at least three (3) Business Days prior to the requested Borrowing Date for LIBOR Loans and one (1) Business Day prior to the requested Borrowing Date for Base Rate Loans. Each Borrowing Certificate shall specify therein (i) the requested Borrowing Date,
(ii) the


                                     III-20
aggregate amount of such Advance, (iii) the amount thereof, if any, requested to be LIBOR Loans and (iv) the initial LIBOR Period or Periods for any such LIBOR Loans. The Loans shall be made as Base Rate Loans unless (subject to Section 2.18) the Borrowing Certificate specifies that all or a portion thereof shall be LIBOR Loans. All LIBOR Loans shall comply with Section 2.11(e).

                  Each Borrowing Certificate shall be irrevocable and binding on Borrowers. In the case of any requested Advance which the related Borrowing Certificate specifies is to be comprised of LIBOR Loans, Borrowers shall, jointly and severally, indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Borrowing Certificate for such requested Advance the applicable conditions set forth in Article 7, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any LIBOR Loan to be made by such Lender as part of such requested Advance when such LIBOR Loan, as a result of such failure, is not made on such date.

                  (b) Lender's Obligation. The failure of any Lender to make the Advance to be made by it as part of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Borrowing Date.

                  (c) Advances. Each Advance (other than the last Advance) shall be in an aggregate principal amount of not less than $1,000,000 and integral multiples of $100,000 in excess thereof. No amount may be borrowed hereunder on or after the Commitment Termination Date applicable to the proposed Advance.

         2.7 Facility B Loan Amortization. The Facility B Loan shall be amortized according to Schedule 2.7.

         2.8 Intentionally Omitted.

         2.9 Maturity.

                  (a) The entire unpaid balance of the aggregate Facility A Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Facility A Commitment Termination Date, if not sooner paid in full pursuant to Section 2.10.

                  (b) The entire unpaid balance of the aggregate Facility B Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Facility B Loan Maturity Date, if not sooner paid in full pursuant to Section 2.10.

         2.10 Prepayments; Commitment Reductions.

                  (a) Voluntary Prepayments.

                           (i) Borrowers may, at their option, at any time and
from time to time, in whole or in part, voluntarily prepay all or part of any Loan upon three (3) Business Days' prior written notice to Administrative Agent, specifying the date and amount of prepayment, in a minimum amount of $1,000,000, plus all accrued but unpaid interest thereon and any LIBOR


                                     III-21
funding breakage costs in accordance with Section 2.15(b). Such notice shall be irrevocable and the principal amount specified in such notice shall be due and payable on the date specified together with accrued interest on the amount prepaid.

                           (ii) Borrowers may, at their option, at any time,
permanently reduce from time to time or terminate the Facility A Commitment or the Facility B Commitment; provided, however, that neither the Facility A Commitment nor the Facility B Commitment shall be reduced to an amount less than the outstanding principal amount of the Facility A Loan or the Facility B Loan, respectively, in a minimum amount of $1,000,000.

                  (b) Mandatory Prepayments.

                           (i) Asset Dispositions. In the event of receipt by
any Loan Party of proceeds of any Asset Disposition (including insurance recoveries and condemnation proceeds) that are not used within one hundred eighty (180) days of receipt to acquire property, plant or equipment or a Regulatory Authorization, Borrowers shall prepay the Loans within such one hundred eighty (180) day period in an amount equal to all such proceeds, net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes and (C) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) of this Section 2.10.

                           (ii) Sale or Issuance of Stock. No later than the
Business Day following the receipt by Holdings of any proceeds from a sale or issuance of Stock by Holdings, Borrowers shall prepay the Loans in an amount equal to all such proceeds, except for (A) 100% of proceeds from the exercise of options granted pursuant to equity-based compensation arrangements, the issuance of stock pursuant to employee stock purchase plans and the exercise of warrants,
(B) proceeds of up to $150,000,000 from a private placement of Stock by Holdings consummated on or prior to the first anniversary of the Effective Date and (C) proceeds of up to $500,000,000 from a public offering of Stock by Holdings consummated on or prior to June 20, 2001, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) of this Section 2.10.

                           (iii) Excess Cash Flow. Borrowers shall prepay the
Loans, in an amount equal to fifty percent (50%) of Excess Cash Flow for each such Fiscal Year commencing with the Fiscal Year ended December 31, 2002, which payment shall be made on the earlier of the date which is ten (10) days after
(A) the date on which Holdings' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Section 8.1 or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Section 8.1.

                  (c) Application of Mandatory Prepayments. Any prepayments made by Borrowers pursuant to clause (b) of this Section 2.10 above shall be applied as follows: first, to Fees and reimbursable expenses of Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Facility B Loan; third, to prepay the scheduled installments of the Facility B Loan in inverse order of maturity until such Loan shall have been prepaid in full and, for any such prepayments before the Facility B Commitment Termination Date, the Facility B Commitment shall be reduced pro tanto; fourth, to interest then due and payable on the Facility A Advances; fifth, to the principal balance of the


                                     III-22

Facility A Advances outstanding until the same shall have been paid in full; sixth to any Letter of Credit Obligations of Borrowers to provide cash collateral therefor in the manner set forth in Annex I, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex I.

         2.11 Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) the Base Rate plus the Applicable Base Margin per annum or
(ii) at the election of Borrower Representative and, if permitted herein, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate amount of Loans outstanding from time to time.

                  The Applicable Base Margin and Applicable LIBOR Margin will be 3.00% and 4.00% per annum, respectively, as of the date hereof. The Applicable Margins will be adjusted (up or down within the limits set forth in Schedule 2.11) prospectively on a quarterly basis as determined by Loan Parties' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than five (5) days after the first day of Stage 2; provided, however, that in the case of LIBOR Loans such adjustments may not be made before the end of a LIBOR Period. Adjustments in Applicable Margins will be determined by reference to Schedule 2.11.

                  All adjustments in the Applicable Margins in Stage 2 will be implemented quarterly, on a prospective basis, for the period commencing at least five (5) days after the date of delivery pursuant to Section 8.1 of the quarterly unaudited or annual audited (as applicable) Financial Statements of Loan Parties evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Administrative Agent a certificate, signed by its chief financial officer or vice president, treasury operations, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in Schedule 2.11 until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and of interest shall be made by Administrative Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Base Rate shall be determined each day based upon the Base Rate as in effect each day. Each determination by Administrative Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

                                     III-23

                  (d) As long as an Event of Default shall have occurred and be continuing under Section 10.1(a), (j) or (k) or as long as any other Event of Default shall have occurred and be continuing, at the election of Requisite Lenders confirmed by written notice to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

                  (e) As long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative shall have the option to (i) request that any Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan, subject to payment of LIBOR funding breakage costs in accordance with Section 2.15(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such or (3) the date on which Borrower Representative wishes to convert any Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default shall have occurred and be continuing), that LIBOR Loan shall be converted to a Base Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit C.

                  (f) Notwithstanding anything to the contrary set forth in this
Section 2.11, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the date hereof as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.11(a) through (e) above unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If,


                                     III-24
notwithstanding the provisions of this Section 2.11(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.13 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         2.12 Payments. All payments and prepayments to be made in respect of principal, interest or other amounts due from Borrowers hereunder or under any other Loan Document shall be payable on or before 1:00 p.m., New York time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Administrative Agent at Administrative Agent's office at 10 Riverview Drive, Danbury, Connecticut 06810,
Attn: TFS/US LEC Portfolio Manager or such other location specified in writing by Administrative Agent, in immediately available funds, without set off, recoupment, counterclaims or any other deduction of any nature. Payments received after 1:00 p.m., New York time, on any Business Day shall be deemed to have been received on the following Business Day.

         2.13 Application and Allocation of Payments.

                  (a) As long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower Representative or as provided in Section 8.27; and (iii) mandatory prepayments shall be applied as set forth in Section 2.10(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when an Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by all Lenders and Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's and Lenders' expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex I, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 2.21.

                  (b) Administrative Agent is authorized to, and at its sole election may, charge to the Facility A Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 8.7(a)) and interest and principal, other than principal of the Facility A Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Facility A Loan to exceed the Facility A Commitment. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Facility A Loan hereunder.

                                     III-25

         2.14 Loan Account and Accounting. Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrowers; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Administrative Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower Representative notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         2.15 Indemnity.

                  (a) Each Loan Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Administrative Agent, Syndication Agent, Documentation Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, however, that no such Loan Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct or material and knowing breach of its obligations and this Agreement. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any


                                     III-26
applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan;
(iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit which bears interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 2.15, and such calculation shall be presumed correct (absent manifest error) and shall be binding on the parties hereto unless Borrower Representative shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail.

         2.16 Access. Each Loan Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Administrative Agent determines to be appropriate: (a) provide any Agent and any of its officers, employees and agents (and, during the continuance of an Event of Default, any Lender and any of its officers, employees and agents) access to the properties, facilities, advisors and employees (including officers) of such Loan Party and to the Collateral, (b) permit any Agent, each initial Lender and any of their officers, employees and agents, to inspect, audit and make extracts from such Loan Party's books and records and (c) permit Administrative Agent, each initial Lender and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Equipment, Inventory and other Collateral of such Loan Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Administrative Agent, each such Loan Party shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Furthermore, as long as any Event of Default shall have occurred and be continuing, each such Loan Party shall provide Administrative Agent and each Lender with access to their suppliers and customers. Each Loan Party shall make available to Administrative Agent, each initial Lender and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Administrative Agent may request. Each Loan Party shall deliver any document or instrument necessary for Administrative Agent or each initial Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Loan Party. Any Lender or its representatives (other than any Person in the telecommunications business), upon request by such Lender to Administrative Agent, may accompany Administrative Agent on any such visit.

                                     III-27

         2.17 Taxes.

                  (a) Any and all payments by Borrowers hereunder (including any payments made pursuant to Article 11 or under any other Loan Document) shall be made, in accordance with this Section 2.17, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Article 11 or under any other Loan Document), (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Loan Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

         2.18 Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the date hereof, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender made within ninety (90) days of the occurrence thereof (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Administrative Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above


                                     III-28
which would result in any such increased cost, but in any event within ninety
(90) days thereof, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.18(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and
(ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Base Rate.

                  (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 2.17, 2.18(a) or 2.18(b), Borrower Representative may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. As long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Administrative Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Administrative Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, however, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

                  Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 2.18(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.17(a), 2.18(a) and 2.18(b).

      2.19 Use of Proceeds.

                  (a) Borrowers shall utilize the proceeds of the Facility B Loan solely for the financing of the acquisition, construction or improvement of telecommunication asset or assets which are an integral part of a Network in a Market or any assets (not including any leasehold improvements except those leasehold improvements expended during the initial buildout of each switch site and related off-site sales office) which are at all times located at a Site or sales office


                                     III-29
in a Market or, to the extent other funds were used by the Loan Parties to acquire such assets, for general corporate purposes.

                  (b) Borrowers shall utilize the proceeds of the Facility A Loan for Permitted Acquisitions, working capital or general corporate purposes, including capital expenditures and transaction costs.

       2.20 Fees.

                  (a) Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, the fees described on Schedule 2.20 in connection with this Agreement (the "Commitment Fees").

                  (b) Borrowers shall pay to each of the Co-Arrangers additional Fees, the amount and dates of payment of which are embodied in a separate agreement among Holdings, GE Capital, GECMG, FUNB and FUSI (the "Fee Letter").

         2.21 Expenses. Borrowers shall (a) pay or reimburse Administrative Agent for all of its reasonable costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Obligations or the other Loan Documents, including reasonable legal fees and disbursements, expenses, document charges and other charges and expenses of Administrative Agent, (b) pay or reimburse Administrative Agent for all of its reasonable costs, fees, charges and expenses incurred in connection with the administration and syndication of the Loans (including printing, distribution and bank meetings) and Administrative Agent and each Lender for all of its reasonable costs, fees, charges and expenses incurred in connection with the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan Documents, including reasonable legal fees and disbursements, audit fees and charges, and all out-of-pocket expenses, (c) pay, indemnify and hold Lenders harmless from any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay by any Loan Party in paying, stamp, excise and other taxes (excluding income and franchise taxes and Taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "Lenders' Expenses," shall be payable upon demand, and shall accrue interest at the interest rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lenders' Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this Section 2.21 shall survive repayment of the Obligations. All Lenders' Expenses that are outstanding on any Borrowing Date shall be paid before or with such advance. If Borrower Representative has not paid to Lenders the amount of all Lenders' Expenses billed to Borrowers at least five (5) Business Days before such Borrowing Date, Lenders shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lenders' Expenses that remain unpaid. Borrowers' obligation to pay Lenders' Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lenders' Expenses accrued at the time of any Advance before any of Borrowers' legal fees or similar expenses.

                                     III-30

 ARTICLE 3: ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT

         3.1 Assignment and Participations.

                  (a) The Loan Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Administrative Agent and Borrower Representative (which, in the case of Borrower Representative, shall not be unreasonably withheld or delayed); provided, however, that no consent of Borrower Representative shall be required if an Event of Default shall have occurred and be continuing; (ii) require the execution of an assignment agreement (an "Assignment Agreement") and the delivery by the assignee of a completed Administrative Questionnaire, substantially in the form attached hereto as Exhibit G and Exhibit H, respectively, and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; (iii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is making the purchase for its own account, for investment purposes and not with a view to the distribution thereof; (iv) if a partial assignment, be in an amount at least equal to $5,000,000, be of the same Pro Rata Share of Facility A Commitment and Facility B Commitment and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments and Loans in an amount at least equal to $5,000,000; and (v) include a payment to Administrative Agent of an assignment fee of $3,500 by the assigning Lender. The failure of Borrower Representative to consent to an assignment to a Person that is or is an Affiliate of a Person that is engaged in the telecommunications industry and is a competitor of or supplier to any Loan Party shall not be deemed unreasonable. In the case of an assignment by a Lender under this Section 3.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of the Obligations, any such Lender shall so notify Borrower Representative and Borrowers shall, upon the request of Administrative Agent or such Lender, execute a new Note in exchange for each Note, if any, or portion thereof being assigned. Notwithstanding the foregoing provisions of this Section 3.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest


                                     III-31
rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 2.15, 2.17, 2.18 and 3.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or Loan Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than Lender selling a participation) shall have any duty to any participant and may continue to deal solely with Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 3.1, no Lender shall, as between any Loan Party and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Loan Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 3.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Loan Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of such Loan Parties and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by such Loan Party shall only be certified by such Loan Party as having been prepared by it in compliance with the representations contained in Section 5.10.

                  (e) A Lender may furnish any information concerning Loan Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.16.

                  (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 2.18(a), increased costs under Section 2.18(b), an inability to fund LIBOR Loans under
Section 2.18(c), or withholding taxes in accordance with Section 2.17(a).

         3.2 Appointment of Administrative Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 3.2 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this


                                     III-32

Agreement and the other Loan Documents. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

         If Administrative Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Administrative Agent, expose Administrative Agent to Environmental Liabilities or (c) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

         3.3 Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent;
(b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         3.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan


                                     III-33

Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if GE Capital were not Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender and GE Capital as Administrative Agent.

         3.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the Financial Statements referred to in Section 5.10 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         3.6 Indemnification. Lenders agree to indemnify Administrative Agent (to the extent Administrative Agent is not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by Loan Parties.

         3.7 Successor Administrative Agent. Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the


                                     III-34

United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by the Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided, however, that such approval shall not be required if a Default or Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 3.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         3.8 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note and each of their respective Affiliates is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender, that holder or that Affiliate to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note or any Affiliate of either exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender or holder to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set off amount or payment otherwise received is thereafter recovered from Lender, holder or Affiliate that has exercised the right of set off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                                     III-35

         3.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a) Advances; Payments.

                           (i) Administrative Agent shall notify Lenders,
promptly after receipt of a Borrowing Certificate and in any event prior to 3:00 p.m. (New York time) on the date such Borrowing Certificate is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Schedule 3.9 not later than 3:00 p.m. (New York time) on the requested funding date in the case of a Base Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Advance to Borrower Representative to the account of Borrower Representative specified on Schedule
3.9. All payments by each Lender shall be made without set off, counterclaim or deduction of any kind.

                           (ii) All Payments due hereunder and under the Notes
shall be made to Administrative Agent by wire transfer to the account specified on Schedule 3.9 no later than 1:00 p.m. (New York time) on the date due. Payments received after such time shall be deemed to have been made on the next Business Day. On each Business Day that Administrative Agent receives a payment with respect to the Loans, Administrative Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such date, Administrative Agent will pay to each Lender such Lender's Pro Rata Share of such payment. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Schedule 3.9 or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following receipt. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers.

                  (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each Lender will make its Pro Rata Share of each Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without set off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Administrative Agent. Nothing in this Section 3.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Loan Party may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

                                     III-36

                  (c) Return of Payments.

                           (i) If Administrative Agent pays an amount to a
Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set off, counterclaim or deduction of any kind.

                           (ii) If Administrative Agent determines at any time
that any amount received by Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Administrative Agent will use reasonable efforts to provide Lenders with any notice of an Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that each Loan Party is required to provide Financial Statements and Collateral Reports to Lenders hereunder and agrees that Administrative Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (other than exercising any rights of set off) without first obtaining the prior written consent of Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

         3.10 Syndication and Documentation Agents. The Syndication Agent and the Documentation Agent shall have no duties, responsibilities or obligations under this Agreement.

                                     III-37

                  ARTICLE 4: COLLATERAL AND SECURITY AGREEMENT

         4.1 Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including each Loan Party's Obligations arising under the provisions of Article
10), each Loan Party hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, for itself and the benefit of Lenders, a continuing Lien upon all of such Loan Party's right, title and interest in and to the following kinds and types of property, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements and renewals thereof, and in all proceeds and products thereof (collectively, the "Collateral"):

                  (a) all existing and future accounts, accounts receivable and rights to payment and (i) all accounts receivable created by or arising from all sales or leases of goods or rendition of services by such Loan Party to its customers or subscribers; (ii) all unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) all reserves and credit balances arising from any of the foregoing; (v) all guarantees or collateral for any of the foregoing; and (vi) all insurance policies or rights relating to any of the foregoing (collectively, "Accounts");

                  (b) all existing and future instruments, chattel paper, documents of title, securities, contracts, agreements, licenses, easements, grants and rights now or hereafter entered into or acquired by such Loan Party, as modified, replaced or supplemented from time to time, including (i) all capacity usage agreements and other agreements with carriers, customers or subscribers which constitute five percent (5%) or more of such Loan Party's revenues, (ii) all purchase agreements and supply agreements and related warranty rights, (iii) all operating agreements, (iv) all interconnection agreements, (v) all other System Agreements and (vi) all insurance policies (collectively, "Contracts");

                  (c) all equipment, furniture and fixtures, switches, towers, electronics, transmitting equipment, software, cabling, hardware, devices and components now or hereafter owned by such Loan Party, and any and all additions, substitutions and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades and accessions installed thereon or affixed thereto (collectively, "Equipment");

                  (d) all general intangibles and intangible property, including rights under Contracts, rights to payment of any kind, insurance proceeds and amounts due under insurance policies, deposit accounts, patent rights, trademarks, service marks, copyrights, trade names, customer lists, goodwill, registrations, licenses, license rights, rights in intellectual property, software, software licenses, computer programming (including source codes, object codes and all other embodiments of computer programming or information), tax refunds and benefits, corporate and other business records, refunds and indemnification rights, all amounts owed at any time to such Loan Party (to the extent permitted by applicable law in effect at any time and subject to Section 4.2), all rights that such Loan Party may have at any time in any Regulatory Authorization, including any rights to payment upon any transfer of any Regulatory Authorization, or any other transfer or transaction intended to result in a transfer of such a Regulatory Authorization, or the obtaining of FCC or PUC authority for another Person to operate a telecommunications system in the area instead of such Loan Party, all rights to receive payment or property upon any assignment, transfer, sale or surrender of any other Collateral and all other intangible personal property of such Loan Party of every kind and nature (collectively, "General Intangibles");

                                     III-38

                  (e) all merchandise, inventory and goods now or hereafter owned by such Loan Party, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping such merchandise, inventory and goods in all states of production, from raw materials through work-in-progress to finished goods (collectively, "Inventory"); and

                  (f) all proceeds and products of any of the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Loan Party from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to such Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of any other Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (iii) any and all other amounts from time to time paid or payable under or in connection with any other Collateral and (iv) any and all cash proceeds and non-cash proceeds in the form of Equipment, Inventory, Contracts, Accounts, General Intangibles, chattel paper, documents, instruments, securities or other proceeds (collectively, "Proceeds").

         4.2 Regulatory Authorizations. Administrative Agent and each Lender acknowledge and recognize that each Loan Party's assignment of or grant of a security interest in its Regulatory Authorizations may be subject to restrictions imposed by the FCC or PUC on such Loan Party's ability to assign its interest in or transfer control of any Regulatory Authorizations. Likewise, Administrative Agent and each Lender acknowledge and recognize that each Loan Party's assignment of or grant of a security interest in any state or local franchises or licenses may be subject to similar government restrictions. Each Loan Party acknowledges, however, that the value of the Regulatory Authorizations is a critical part of the Collateral package, and agrees to use its best efforts to effect the transfer of such Regulatory Authorizations to Administrative Agent, on behalf of Lenders, or its designee upon the occurrence of an Event of Default.

         4.3 Priority of Security Interests. The security interests granted in
Section 4.1 by each Loan Party to Administrative Agent on behalf of Secured Parties are and shall be continuing and indefeasible first-priority security interests in the Collateral which may be perfected by filing under the UCC, subject to no Liens except for Liens permitted under Section 9.2.

         4.4 Pledge Agreements. Each Loan Party hereby represents and warrants that valid, first-priority security interests have been granted by Holdings to Administrative Agent, on behalf of Secured Parties, pursuant to the Holdings Pledge Agreement, in 100% of the Stock of each Borrower, together with an irrevocable proxy to vote such Stock if an Event of Default should occur, and that all existing stock certificates, warrants and other instruments evidencing ownership, together with executed blank stock powers, have been delivered to Administrative Agent on behalf of Secured Parties. Each Loan Party shall also grant to Administrative Agent on behalf of Secured Parties valid, first-priority security interests in 100% of the Stock of all other present or future Subsidiaries of such Loan Party having assets in excess of $100,000 and an irrevocable proxy to vote such Stock if an Event of Default should occur.

         4.5 Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Administrative Agent or Requisite Lenders, and at the sole expense of the Loan Parties, each Loan Party shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as Administrative Agent or Requisite Lenders may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing statements or amendments under the UCC. Each Loan Party also hereby authorizes Administrative Agent to file any such financing statement or amendment thereto, without the


                                     III-39
signature of such Loan Party, or with a copy or telecopy of such Loan Party's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of such Loan Party as such Loan Party's attorney-in-fact. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument or any certificated securities, such note, instrument or certificate shall be immediately pledged and delivered to Administrative Agent on behalf of Secured Parties hereunder, duly endorsed in a manner satisfactory to Administrative Agent or Requisite Lenders. Each Loan Party shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Loan Party shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. All chattel paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Administrative Agent, for the benefit of Administrative Agent and Lenders."

         4.6 Accounts, Etc. Each Loan Party shall be entitled to collect any Accounts and General Intangibles until the occurrence of an Event of Default, during the continuance of which Administrative Agent or Requisite Lenders may restrict or terminate such authority. Each Loan Party agrees that, upon the occurrence of an Event of Default, Administrative Agent on behalf of Secured Parties shall be entitled to assume any or all of the Contracts, Accounts or General Intangibles in the place of such Loan Party (without releasing such Loan Party from liability thereunder).

         4.7 Further Identification of Collateral. Each Loan Party shall furnish to Administrative Agent on behalf of Secured Parties from time to time statements and schedules further identifying and describing the Collateral and each location thereof and such other reports in connection with the Collateral as Administrative Agent or Requisite Lenders may reasonably request, all in reasonable detail.

         4.8 Remedies. Administrative Agent on behalf of Secured Parties shall have all the rights and remedies of a secured party under the UCC, and shall be entitled to exercise any and all remedies available under this Article 4 or
Article 10 or otherwise available at law or in equity upon the occurrence of an Event of Default. Except as otherwise specifically provided herein, each Loan Party hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

         4.9 Standard of Care. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower Representative requests in writing, but Administrative Agent's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower Representative, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         4.10 Advances to Protect Collateral. All insurance expense and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including all rent payable by any Loan Party to any landlord of any premises where any of the Collateral may be located) and any and all Taxes shall be borne and paid by such Loan Party.


                                     III-40

Administrative Agent on behalf of Secured Parties may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to cure defaults under any of the Contracts or advances to pay Taxes, insurance and the like, and all such advances shall become part of the Obligations owing to Lenders hereunder and shall be payable to Administrative Agent on demand, with interest thereon from the date of such advance until paid at the Default Rate applicable to Base Rate Loans in effect on the date of such advance.

         4.11 License to Use. Administrative Agent on behalf of Secured Parties is hereby granted a non-exclusive license or other right to use without charge during the continuance of an Event of Default any Loan Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature, as they pertain to the Collateral, in advertising for sale and selling any Collateral, and such Loan Party's rights under all licenses and all franchise agreements shall inure to the benefit of Administrative Agent on behalf of Secured Parties.

         4.12 Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Administrative Agent and Lenders, and all Proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms provided herein.

         4.13 Release of Collateral. Upon any sale of assets permitted herein and application of the proceeds as required by Section 2.10, the Liens granted by Loan Parties to Administrative Agent for the benefit of Secured Parties shall be released and Administrative Agent shall, upon request of Borrower Representative, execute and deliver to Borrower Representative appropriate executed UCC-3s confirming such release.

                   ARTICLE 5: REPRESENTATIONS AND WARRANTIES

         Each Loan Party hereby represents and warrants, jointly and severally, to Administrative Agent and each Lender, with respect to all Loan Parties, as follows:

         5.1 Organization and Qualification. Each Loan Party is duly organized, validly existing and in good standing under the laws of its state of organization. Each Loan Party is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification could reasonably be expected to have a Material Adverse Effect. As to any Loan Party that is a limited liability company, each manager is duly organized, validly existing, in good standing under the laws of its state of organization, and duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification could reasonably be expected to have a Material Adverse Effect.

         5.2 Authority and Authorization. Each Loan Party has all requisite corporate or limited liability company right, power, authority and legal right to carry on its business, to own or lease its properties and to execute and deliver and perform its obligations under this Agreement, to make the borrowings provided for herein, and to execute and deliver and to perform its obligations under the Loan Documents. Each Loan Party's execution, delivery and performance of the Loan Documents have been duly and validly authorized by all necessary corporate or limited liability company proceedings on the part of each Loan Party and the manager of any Loan Party that is a limited liability company.

         5.3 Execution and Binding Effect. This Agreement, the Notes and all other Loan Documents have been or will be duly and validly executed and delivered by each Loan Party, and


                                     III-41
constitute or, when executed and delivered, will constitute, the legal, valid and binding obligations of such Loan Party enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally.

         5.4 Governmental Authorizations. Except for the consents identified on
Schedule 5.4 (the "Required Consents"), no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement, the Notes or any other Loan Documents by each Loan Party, consummation by each Loan Party of the transactions herein or therein contemplated, including obtaining the Loans and granting security for the Obligations, performance of or compliance by each Loan Party with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

         5.5 Regulatory Authorizations. Loan Parties hold all authorizations, permits and licenses required by the FCC or the PUC or any Communications Law for the conduct of their business as now conducted and as proposed in the Business Plan to be conducted, and all such Regulatory Authorizations are in full force and effect, are subject to no further administrative or judicial review and are therefore final. No Lender, by reason of the execution, delivery and performance (other than the enforcement of remedies) of any of the Loan Documents, will be subject to the regulation or control of either the FCC or the PUC. The Regulatory Authorizations are described on Schedule 5.5.

         5.6 Agreements and Other Documents. As of the date hereof, each Loan Party has provided to Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which such Loan Party is subject and each of which is listed on Schedule 5.6: (a) supply agreements and purchase agreements not terminable by such Loan Party within sixty (60) days following written notice issued by such Loan Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by such Loan Party, the absence of which could be reasonably likely to have a Material Adverse Effect;
(d) instruments or documents evidencing Indebtedness of such Loan Party and any security interest granted by such Loan Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of a Borrower.

         5.7 Absence of Conflicts. The execution and delivery of this Agreement, the Notes and the other Loan Documents, the consummation of the transactions herein or therein contemplated and the performance of or compliance with the terms and conditions hereof or thereof by each Loan Party will not (a) violate any applicable Law; (b) conflict with or result in a breach of or a default under the Organizational Documents of such Loan Party or any material agreement or instrument to which such Loan Party is a party or by which such Loan Party or its properties are bound; or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of such Loan Party except as otherwise contemplated by this Agreement.

         5.8 No Restrictions. No Loan Party is a party or subject to any contract, agreement or restriction in its Organizational Documents that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business as contemplated in its


                                     III-42

Business Plan. The Loan Parties' strategy is to deploy owned switching equipment and to lease transmission capacity from others. No Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 5.8, none of which prohibits such Loan Party's execution of or compliance with this Agreement. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.

         5.9 Government Contracts. Except as set forth in Schedule 5.9, as of the date hereof, no Loan Party is a party to any contract or agreement with any Governmental Authority and no Loan Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C.ss. 3727) or any similar state or local law.

         5.10 Financial Statements; Business Plan. Borrower Representative has furnished to Lenders the most recent annual or quarterly Financial Statements of Holdings, certified by a Responsible Officer of Holdings, including balance sheets and related statements of income, retained earnings and cash flow, as described on Schedule 5.10. Such Financial Statements (including the notes thereto) present fairly the financial condition of Loan Parties on a consolidated basis as of the end of such fiscal period and the results of its operations and the changes in its financial position for the fiscal period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal period. As of the date hereof, no Loan Party has any obligation or liability (absolute, contingent, liquidated or unliquidated) material to Loan Parties taken as a whole, which are required to be disclosed in financial statements prepared in accordance with GAAP, except for those reflected in the Financial Statements discussed on Schedule 5.10, and since the date hereof has incurred no such obligation or liability, except as permitted by this Agreement. The projections and pro forma financial statements delivered by Borrower Representative to Administrative Agent, on behalf of Lenders, as part of the Business Plan, a copy of which has been delivered prior to the date hereof, were prepared in good faith, based on reasonable assumptions.

         5.11 Financial Accounting Practices. Loan Parties have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their assets, and Loan Parties maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.12 Deposit and Disbursement Accounts. Schedule 5.12 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts as of the date hereof, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         5.13 Insurance. Schedule 5.13 lists all insurance policies of any nature maintained, as of the date hereof, for current occurrences by each Loan Party, as well as a summary of the terms of each such policy.

                                     III-43

         5.14 Accurate and Complete Disclosure. No representation or warranty made by any Loan Party in this Agreement or any other Loan Document and no statement made by any Loan Party in any financial statement, certificate, report, exhibit or document furnished by such Loan Party to Administrative Agent pursuant to or in connection with this Agreement (including any filings with the Securities and Exchange Commission, the FCC or the PUC) is or was false or misleading as of the date made in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). There are no facts that would reasonably be expected to evidence or create a Material Adverse Effect which have not been set forth in the Financial Statements referred to in Section 5.10 or otherwise disclosed in writing to Administrative Agent and Lenders prior to the Effective Date.

         5.15 No Event of Default; Compliance with Material Agreements. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default. As of the date hereof, no Loan Party is in violation of any term of any material agreement or instrument to which it is a party or by which it or its properties are bound that would reasonably be expected to have a Material Adverse Effect.

         5.16 Labor Matters. As of the date hereof, (a) no strikes or other material labor disputes against any Loan Party are pending or, to any Loan Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Loan Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Loan Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party; (d) except as set forth in Schedule 5.16, no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Schedule 5.16 have been delivered to Administrative Agent and each Lender);
(e) there is no organizing activity involving any Loan Party pending or, to any Loan Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Loan Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition; and (g) except as set forth in Schedule 5.16, there are no complaints or charges against any Loan Party pending or, to the knowledge of the executive officers of Holdings, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5.17 Litigation. Except as set forth in Schedule 5.17, there is no pending action, suit or threatened proceeding by or before any Governmental Authority against or affecting any Loan Party or any of its properties, rights or licenses which if adversely decided could reasonably be expected to have a Material Adverse Effect.

         5.18 Rights to Property. Each Loan Party has good and marketable title, subject only to the Permitted Encumbrances, to the Collateral, to all other personal and real property purported to be owned by it and to all property reflected in the most recent balance sheet referred to in Section 5.10 (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Schedule 5.18 lists as of the date hereof (i) all Sites and Site Leases, (ii) all other real property owned by each Loan Party, and (iii) all material Equipment of each Loan Party and its location or proposed location. Each Loan Party


                                     III-44
has entered into the Site Leases described on Schedule 5.18. Such Site Leases are in full force and effect and are not subject to termination because of default or otherwise.

         5.19 Year 2000 Problem. Each Loan Party has a plan and organization in place to minimize any materially adverse effects on its business operations caused by the failure of any system or equipment which is material to such Loan Party's operations to be Year 2000 Compliant. "Year 2000 Compliant" means that the functionality and the performance of any such system or equipment will not be adversely affected as a result of the date change from the calendar year 1999 to the calendar year 2000, including leap year calculations, and that, to the extent applicable to such system's or equipment's normal operation specifications, such system or equipment will accurately accept, store, retrieve, calculate, compare and otherwise process dates before and after January 1, 2000. Each Loan Party is conscientiously implementing such plan. Each Loan Party will, upon request from Administrative Agent, on behalf of Lenders, or from Requisite Lenders, provide Administrative Agent or, if so requested, Lenders with periodic updates on its implementation of such plan.

         5.20 Taxes. Each Loan Party's federal tax identification number is set forth on Schedule 1. All tax returns required to be filed by each Loan Party have been properly prepared, executed and filed, and all Taxes upon such Loan Party or upon any of its respective properties, incomes, sales or franchises which are shown to be due and payable thereon have been paid, other than Taxes or assessments the validity or amount of which such Loan Party is contesting in good faith. The reserves and provisions for taxes on the books of each Loan Party are adequate for all open years and for its current fiscal period.

         5.21 No Material Adverse Change. Since the date of the Financial Statements referenced in Section 5.10, there has been no Material Adverse Change.

         5.22 Solvency. Both before and after giving effect to (a) the Advances and Letter of Credit Obligations to be made or extended on the date hereof or such other date as the Advances and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative and (c) the payment and accrual of all transaction costs in connection with the foregoing, Loan Parties, taken as a whole, are Solvent.

         5.23 No Regulatory Event. No Regulatory Event has occurred and is continuing.

         5.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Loan Party and any customer or supplier that could reasonably be expected to have a Material Adverse Effect or to prevent Loan Parties from conducting their business after the consummation of the financing contemplated by this Agreement in substantially the same manner as is contemplated in the Business Plan.

         5.25 No Brokerage Fees. No brokerage or other fee, commission or compensation is to be paid by any Loan Party to any Person in connection with the Loans to be made hereunder except as contemplated herein. Each Loan Party jointly and severally hereby indemnifies each Indemnified Person against any claims brought against such Indemnified Person for brokerage fees or commissions of any Person based on an agreement with such Loan Party and agrees to pay all expenses incurred by such Indemnified Person in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

                                     III-45

         5.26 Margin Stock; Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Advances and the use of the proceeds thereof will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

         5.27 Investment Company; Public Utility Holding Company. No Loan Party is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.28 Personal Holding Company; Subchapter S. No Loan Party is a "personal holding company" as defined in Section 542 of the Code, or a "Subchapter S" corporation within the meaning of the Code.

         5.29 Securities Act, Etc. The Notes are not required to be registered under the Securities Act of 1933, as amended, or under the securities laws of any state.

         5.30 ERISA. (i) With respect to any Plan, there is no Reportable Event currently under consideration by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) no Plan has been terminated, (iii) no trustee has been appointed by any United States District Court to administer any Plan, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, (v) no Loan Party or Affiliate of a Loan Party has withdrawn, completely or partially, from any Plan and (vi) no Loan Party or Affiliate of a Loan Party has incurred secondary liability for withdrawal liability payments under any Plan.

         5.31 Intellectual Property. Each Loan Party owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, know-how, franchises, Software and Software Licenses necessary for the operation of its business, free from burdensome restrictions that could reasonably be expected to have a Material Adverse Effect. All such rights are described on
Schedule 5.31.

         5.32 Environmental Warranties. Each Loan Party is in compliance with all Environmental Laws applicable to such Loan Party or its business or to the real or personal property owned, leased or operated by such Loan Party, except for such non-compliances as in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Loan Party has received notice of, or is aware of, any violation or alleged violation, or any liability or asserted liability, under any Environmental Law, with respect to such Loan Party or its business or its premises. The only premises occupied by any Loan Party are office spaces in multi-tenant commercial office buildings.

         5.33 Security Interests. The provisions of Article 4 are effective to create in favor of Administrative Agent, on behalf of Secured Parties, a legal, valid and enforceable Lien on or security interest in all of the Collateral, and, when the recordings and filings described on Schedule 5.33 have been effected in the public offices listed on said Schedule 5.33, this Agreement will create a perfected first priority security interest in all right, title, estate and interest of each Loan Party in the Collateral which may be perfected by filing, subject to no Liens except for Permitted Encumbrances. All action necessary or desirable to protect and perfect such


                                     III-46
security interest in each item of the Collateral has been duly taken. The recordings and filings shown on said Schedule 5.33 are all the actions necessary or advisable in order to establish, protect and perfect the interest of Administrative Agent, on behalf of Secured Parties, in the Collateral.

         5.34 Place of Business. The chief executive office of each Loan Party is identified on Schedule 5.34. Each Loan Party's principal place of business in the state(s) where a Site is located is identified on Schedule 5.34. Each Loan Party's records concerning the Collateral are kept at one or both of these addresses.

         5.35 Location of Collateral. The Collateral is and will be kept at the locations identified by Loan Party and type of Collateral on Schedule 5.35 or such other locations as may be permitted under Section 9.4.

         5.36 Validity of Contracts and Accounts. Each Contract, General Intangible and Account is, or will be when it is created, a bona fide, valid and legally enforceable property or right of a Loan Party and, so far as such Loan Party knows, of any other party thereto, except for those that do not, in the aggregate, materially and adversely affect the value of the Collateral. All consents, licenses, approvals or authorizations of, or declarations with, any Governmental Authority required in connection with each Loan Party's execution, delivery or performance of each Contract, General Intangible or Account have been or will be duly and timely obtained, effected or given and are or will be in full force and effect except where all failures to do or be so, in the aggregate, do not materially and adversely affect the value of the Collateral. No amount payable under or in connection with any of the Contracts, General Intangibles or Accounts are evidenced by any chattel paper or any promissory notes or other instruments that have not been delivered to Administrative Agent on behalf of Secured Parties.

         5.37 No Defaults Under Contracts or Accounts. With respect to each Contract, Account and General Intangible, no default by any Loan Party or event which with the giving of notice or the passage of time would be a default has occurred and, to the knowledge of the executive officers of Holdings, the other party or parties thereto are not in default thereunder except as referred to in
Section 5.17, and each Loan Party has fully and timely performed all its material obligations thereunder. Except as referred to in Section 5.17, the right, title and interest of such Loan Party thereunder is not subject to any defense, set off, counterclaim or claim, and none of the foregoing been asserted or alleged against such Loan Party except in respect of such defaults, defenses, set offs, counterclaims and claims that in the aggregate do not materially adversely affect the value of the Collateral. Except as referred to in Section 5.17, the amount represented by each Loan Party to Administrative Agent, on behalf of Lenders, from time to time as owing on any or all Accounts, Contracts or General Intangibles, will at such time be the correct amount actually and unconditionally owing by such account debtors thereunder.

         5.38 Subsidiaries. No Borrower has any Subsidiaries nor any current plans to form or acquire any Subsidiary.

         5.39 Assumed Names. Except as set forth on Schedule 5.39, no Loan Party conducts business under any assumed names or trade names, or has conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof.

         5.40 Pledge Agreements; Registration of Pledge. The Holdings Pledge Agreement is effective to grant to Administrative Agent, on behalf of Secured Parties, a legal, valid and enforceable security interest in 100% of the Stock of each Borrower, to the extent that such


                                     III-47
security interests may be created under Article 8 and/or Article 9 of the UCC. Such security interests constitute fully perfected, first priority security interests in such Stock and proceeds thereof, and the security interests of Administrative Agent on behalf of Secured Parties in Holdings' interests have been duly registered on the books and records of such Borrower.

         5.41 Transactions with Affiliates. No Affiliate and no officer or director of any Loan Party or any individual related by blood, marriage, adoption or otherwise to any such Affiliate, officer or director, or any Person in which any such Affiliate, officer, director or individual related thereto owns any material beneficial interest, is a party to any agreement, contract, commitment or transaction with such Loan Party or has any material interest in any material property used by such Loan Party, except as set forth on Schedule 5.41.

                     ARTICLE 6: CONDITIONS TO EFFECTIVENESS

         This Agreement shall become effective upon satisfaction, or waiver by all Lenders, of the following conditions:

         6.1 Closing Certificates. Administrative Agent and each Lender shall have received the following certificates, all in form and substance satisfactory to Administrative Agent and Requisite Lenders and all dated the Effective Date upon which Administrative Agent may conclusively rely unless and until later certificates have been furnished to Administrative Agent and each Lender: (a) a certificate of each Loan Party signed by a duly authorized Responsible Officer, certifying as to (i) true copies of Organizational Documents of such Loan Party in effect on such date; (ii) true copies of all corporate action (including, without limitation, a corporate resolution of its board of directors ratifying the Loan Documents, and authorizing the Obligations and the granting of the liens and security interests in the Collateral securing the Obligations) taken by such Loan Party relative to this Agreement, the Note and the other Loan Documents which have been properly adopted and have not been modified or amended; and (iii) the names, true signatures and incumbency of the Responsible Officers of such Loan Party authorized to execute and deliver this Agreement, the Note and the other Loan Documents; (b) a Certificate of Good Standing (or equivalent certificate) for such Loan Party and for the managing member of any Loan Party that is a limited liability company, duly issued by the Secretary of State of each state in which such Loan Party intends to do business; and (c) a certificate as to such other matters as Administrative Agent or any Lender shall request.

         6.2 Opinions of Counsel. Administrative Agent and each Lender shall have received the following opinions, all dated the Effective Date and all in form and substance satisfactory to Administrative Agent and each Lender:

                  (a) a written opinion of counsel to each Loan Party, substantially in the form of Exhibit D, as to such matters as shall be required by Administrative Agent, any Lender or their respective counsel, including the corporate good standing of such Loan Party, the proper adoption of any corporate resolution required hereby, the authority of the Person signing for such Loan Party, the validity, binding nature and enforceability of the Loan Agreement and related Loan Documents and perfected liens and security interests granted to Administrative Agent on behalf of Secured Parties by such Loan Party in the Collateral; and

                  (b) a written opinion of regulatory counsel for Loan Parties, substantially in the form of Exhibit E, as to such matters as shall be required by Administrative Agent and its counsel, including the validity of each Loan Party's authorizations and approvals, permits or licensing required by the Federal Communications Commission, the Public Utilities


                                     III-48

Commission(s) and the relevant state and local utilities commissions or municipality, and all other applicable regulatory or governmental bodies.

         6.3 Closing Documents. Administrative Agent and Lenders shall have received the following documents, all in form and substance satisfactory to Administrative Agent, Lenders and their respective counsel:

                  (a) Agreement. This Agreement, duly executed by all Loan Parties;

                  (b) Notes. The Notes, duly executed by all Borrowers, to the order of each Lender;

                  (c) Financing Statements. All UCC-1 financing statements necessary to perfect the Liens granted hereby by any Borrower which was not a party to the Existing Loan Agreement (each an "Additional Borrower"), duly executed by such Additional Borrower, and duly recorded in all of the offices identified on Schedule 5.33;

                  (d) Pledge Amendment. A Pledge Amendment, substantially in the form attached to the Holdings Pledge Agreement as Schedule II thereto, duly executed by Holdings, along with the original pledged stock or membership interest certificates with executed blank stock powers or assignments attached thereto with respect to 100% of the Stock of any Additional Borrower;

                  (e) Required Consents. Evidence of each Additional Borrower obtaining the Required Consents or a certificate of a Responsible Officer of Borrower Representative to such effect;

                  (f) Fees. The Fees required to be paid on the Effective Date in the respective amounts specified in Section 2.20 (including the Fees specified in the Fee Letter); and

                  (g) Pre-Closing Lien Searches. Lien searches from all jurisdictions reasonably determined by Administrative Agent or any Lender to be appropriate, effective as of a date reasonably close to the Effective Date, with respect to each Additional Borrower (under their present names and any previous names), reflecting no other Liens (other than Permitted Encumbrances) on any of the Collateral.

         6.4 No Material Adverse Change. As of the Effective Date, after giving effect to any Advances, there shall not have been (i) any litigation commenced which, if successful, would have a material adverse impact on any Loan Party, its Subsidiaries, their business or their ability to repay the Loan or which would challenge the financing contemplated by this Agreement, except those litigations listed on Schedule 5.17 and (ii) since Holding's last audited Financial Statements, any material increase in the liabilities, liquidated or contingent, of any Loan Party and its Subsidiaries or a material decrease in the assets of any Loan Party and its Subsidiaries.

         6.5 No Existing Default or Event of Default. No "Default" or "Event of Default" under the Existing Loan Agreement is continuing.

         6.6 Payment of Expenses. All fees and expenses of Administrative Agent, Syndication Agent and Lenders reimbursable by Borrowers in connection with the Existing Loan Agreement shall have been paid.

                                     III-49

         6.7 Facility B Loans. There shall be Facility B Loans outstanding in the aggregate amount of at least $50,000,000.

                        ARTICLE 7: CONDITIONS OF LENDING

         7.1 Conditions to Each Borrowing Date. The obligation of any Lender to fund any Advance, convert or continue any Loan or portion thereof as a LIBOR Loan or incur any Letter of Credit Obligation is subject to each Loan Party's performance of its obligations hereunder and satisfaction of the following further conditions on the Borrowing Date for any such Advance (including the Effective Date), the date of such conversion or continuation or the issuance of such Letter of Credit:

                  (a) Borrowing Certificate. Administrative Agent shall have received a duly executed Borrowing Certificate in the form of Exhibit B or a request for a Letter of Credit pursuant to Annex I.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

                  (c) Representations and Warranties. The representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of such Borrowing Date hereunder both before and after giving effect thereto.

                  (d) No Regulatory Event. No Regulatory Event (in Requisite Lenders' reasonable determination) shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

                  (e) Expenses. All closing costs and other expenses of Administrative Agent, Syndication Agent and Co-Arrangers that are reimbursable by the Company shall have been paid in full (or shall be paid first from such Advance as provided in Section 2.13).

                  (f) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Administrative Agent and Requisite Lenders, and Administrative Agent and Requisite Lenders shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders, as Administrative Agent and Requisite Lenders may from time to time request.

                  (g) Post-Closing Items. The post-closing items described on
Schedule 7.1 shall have been completed in the time permitted, and each Loan Party shall have provided Administrative Agent and Requisite Lenders with satisfactory evidence thereof pursuant to Section 8.25.

         7.2 Affirmation of Representations and Warranties. Any Borrowing Certificate or other request for any Advance or Letter of Credit hereunder shall constitute a representation and warranty that (a) the representations and warranties contained in Article 5 are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and (b) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance or issuance of


                                     III-50

Letter of Credit (for this purpose such Advance or Letter of Credit being deemed to have been made or issued, as the case may be, on the date of such request). Failure of Administrative Agent to receive notice from each Loan Party to the contrary before the applicable Borrowing Date shall constitute a further representation and warranty by such Loan Party that (x) the representations and warranties of such Loan Party contained in the first sentence of this Section
7.2 are true and correct on and as of such Borrowing Date with the same effect as though made on and as of such Borrowing Date, (y) on such Borrowing Date, no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance or issuance and (z) on such Borrowing Date, all conditions set forth in this Article 7 have been satisfied.

         7.3 Deadline for Funding Conditions. No Lender shall have any obligation to make any Advances hereunder if all of the conditions set forth in
Article 6 and in Article 7 have not been fully satisfied or waived by Requisite Lenders and the first Advance made hereunder, within the period of twelve (12) calendar months following the date hereof.

                        ARTICLE 8: AFFIRMATIVE COVENANTS

         Loan Parties hereby jointly and severally agree as to all Loan Parties to, from and after the date hereof until the Termination Date, keep and perform fully each and all of the following covenants:

         8.1 Reporting and Information Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within ninety (90) days after the close of each Fiscal Year, Borrower Representative shall furnish or cause to be furnished to Administrative Agent and Lenders audited consolidated statements of income, cash flow and retained earnings for Holdings for such Fiscal Year and a consolidated balance sheet of Holdings as of the close of such Fiscal Year, and notes to each, all in reasonable detail, and beginning with the second full Fiscal Year after the date hereof setting forth in comparative form the corresponding figures for the preceding Fiscal Year, with such statements and balance sheet to be certified without qualification by independent certified public accountants of recognized regional or national standing selected by Borrower Representative and reasonably satisfactory to Administrative Agent and Requisite Lenders.

                  (b) Quarterly Reports. Within forty five (45) days after the end of each Fiscal Quarter, Borrower Representative shall furnish to Administrative Agent and Lenders (i) unaudited consolidated statements of income, cash flow and retained earnings for Holdings for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such quarter, and an unaudited consolidated balance sheet of Holdings as of the end of such quarter, all in reasonable detail and certified by a Responsible Officer of Borrower Representative as presenting fairly the financial position of Loan Parties as of the end of such quarter and the results of their operations and the changes in their financial position for such quarter, in conformity with GAAP (except for accompanying notes thereto), subject to year-end audit adjustments, (ii) updates of revenues, gross margin and EBITDA of Holdings on a consolidating basis and (iii) upon request of Administrative Agent or Requisite Lenders, an aging of accounts payable and accounts receivable.

                  (c) Compliance Certificates. Within forty-five (45) days after the end of each Fiscal Quarter, Borrower Representative shall deliver to Administrative Agent and Lenders a certificate dated as of the end of such Fiscal Quarter, signed by a Responsible Officer of Borrower Representative (i) stating that as of the date thereof no Event of Default has occurred


                                     III-51
and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the applicable Loan Party; (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate; and (iii) calculating and certifying Loan Parties' compliance with the financial covenants set forth on Schedule 8.15 and with the provisions of
Section 8.27.

                  (d) Accountants' Certificate. Each set of year-end audited consolidated Financial Statements and balance sheet delivered pursuant to
Section 8.1(a) shall be accompanied by a certificate or report dated the date of such statement and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or, if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                  (e) Projections. If requested by Administrative Agent or Requisite Lenders, Borrower Representative shall deliver to Administrative Agent and Lenders within thirty (30) days after the beginning of each calendar year projections of Holdings' anticipated income, expenses, cash flow, assets and liabilities for the next five (5) calendar years prepared in good faith on assumptions believed by Holdings to be reasonable and in a manner and format consistent with other Financial Statements provided by Borrower Representative to Administrative Agent and Lenders.

                  (f) Other Reports and Information. Upon the request of Administrative Agent or Requisite Lenders, Borrower Representative shall deliver to Administrative Agent and Lenders copies of (i) all regular or special reports or effective registration statements which any Loan Party shall file with Governmental Authorities, the FCC or the PUC (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by any Loan Party to its creditors or the financial community in general, and (iii) all press releases issued by or concerning any Loan Party.

                  (g) Further Information. Each Loan Party will promptly furnish to Administrative Agent or any Lender such other information (including any report by independent auditors) in such form as Administrative Agent or any Lender may reasonably request.

         8.2 Other Notices. Promptly upon a Responsible Officer of any Loan Party becoming aware of any of the following, Borrower Representative shall give Administrative Agent and each Lender notice thereof, together with a written statement of a Responsible Officer of Borrower Representative setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Loan Party:

                  (a) a Default or Event of Default;

                  (b) any Material Adverse Change;

                  (c) any event or circumstance that could reasonably be expected to have a Material Adverse Effect or cause a Material Adverse Effect;

                  (d) any event that could reasonably be expected to constitute a Regulatory Event;

                                     III-52

                  (e) the commencement, existence or threat of any proceeding by or before any Governmental Authority against such Loan Party which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

                  (f) such Loan Party's receipt of any notice of violation of, or liability under, any Environmental Laws affecting such Loan Party or any of its properties that could reasonably be expected to have a Material Adverse Effect; or

                  (g) any Change of Control or Loss of Key Management of
Holdings.

         8.3 Notice of Pension-Related Events. Each Loan Party shall promptly furnish Administrative Agent with written notice upon the receipt by such Loan Party or the administrator of any Plan of any notice, correspondence or other communication from the PBGC, the IRS, the Secretary of Treasury, the Department of Labor, or any other Person, as the case may be, relating to (i) any Reportable Event, (ii) any funding deficiency with respect to any Plan, (iii) any liability, either primary or secondary, with respect to complete or partial withdrawal from any Plan, (iv) proceedings to terminate any Plan or (v) the appointment of a trustee for any Plan that could reasonably be expected to have a Material Adverse Effect. Such notice shall be accompanied by any pertinent documents including the relevant notice, correspondence or other communication and a statement of a Responsible Officer of such Loan Party describing the event or the action taken and the reasons therefor.

         8.4 Inspection Rights. To the extent required by Section 2.16, each Loan Party shall upon reasonable notice permit such persons as Administrative Agent or any Lender may designate to visit and inspect the Collateral or any other properties of such Loan Party, to examine its books and records and take copies and extracts therefrom and discuss its respective affairs with its officers, employees and independent engineers at such times and as often as Administrative Agent may reasonably request. Each Loan Party hereby authorizes such officers, employees and independent engineers to discuss with Administrative Agent or such Lenders the affairs of such Loan Party.

         8.5 Preservation of Corporate Existence and Qualification. Each Loan Party shall maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization. Each Loan Party shall qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such would have a Material Adverse Effect.

         8.6 Continuation of Business. Loan Parties shall continue to engage solely in the business of providing telecommunications services and shall acquire and maintain in full force and effect all material rights, privileges, franchises and licenses necessary therefor (including any license or authorization required by the FCC or any PUC).

         8.7 Insurance.

                  (a) Loan Parties shall, at their sole cost and expense, provide and maintain or cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best rating of "A" or above, licensed to do business in the states where any Network or Loan Party is located, as may be satisfactory to Administrative Agent, as shown on Schedule 8.7, and otherwise as may be required by the Security Documents. If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating


                                     III-53
thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Loan Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Loan Parties to Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Administrative Agent reserves the right at any time upon any material change in any Loan Party's risk profile (including any change in the business conducted by any Loan Party or any laws affecting the potential liability of such Loan Party) to require additional forms and limits of insurance to, in Administrative Agent's reasonable opinion, adequately protect both Administrative Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Loan Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Administrative Agent, each Loan Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to Administrative Agent, with respect to its insurance policies.

                  (c) Each Loan Party shall cause (i) all general liability and automobile insurance policies to name Administrative Agent on behalf of Secured Parties as an additional insured, (ii) all physical damage insurance policies to contain a lender's or mortgagee's loss payable provision acceptable to Administrative Agent, (iii) all insurance policies to provide that no assignment, cancellation, material modification, reduction in amount or adverse change in coverage thereof shall be effective until at least thirty (30) days after receipt by Administrative Agent of written notice thereof, (iv) all insurance policies to insure the interests of Administrative Agent on behalf of Secured Parties regardless of any breach of or violation by such Loan Party of any warranties, declarations or conditions contained therein and (v) all insurance policies to provide that Administrative Agent and Lenders shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Administrative Agent shall be under no obligation to verify the adequacy or existence of any insurance coverage. Each Loan Party shall furnish Administrative Agent copies of, or acceptable certificates with respect to, all such policies prior to the date hereof, and shall provide to Administrative Agent, at least thirty (30) days prior to each policy expiration date, evidence of the insurance being maintained by such Loan Party in compliance with this Section 8.7(c). Certificates for insurance required under clause (i) above shall be in ACORD Form 25S (attached to Schedule 8.7), and all certificates shall be satisfactory in form and substance to Administrative Agent.

                  (d) If any of the Collateral is partially or totally damaged or destroyed, Borrower Representative shall give prompt notice to Administrative Agent, and all insurance proceeds, less the costs of collection thereof, shall be paid to or retained by Administrative Agent. Settlements, adjustments or compromises of any claims for loss, damage or destruction to the Collateral shall be made jointly by Borrower Representative and Administrative Agent as long as no Event of Default has occurred and is continuing, and otherwise shall be made solely by Administrative Agent. Each Loan Party hereby authorizes and directs any affected insurance company to pay such proceeds directly to Administrative Agent, and to rely on Administrative Agent's statement as to whether an Event of Default has occurred. Loan Parties shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. If no Event of Default has occurred and is continuing on the date any Network is partially or totally damaged or destroyed, Administrative Agent shall make available to Borrower Representative the proceeds of any


                                     III-54
physical damage insurance actually paid to Administrative Agent in respect of such damage or destruction of any of the Collateral (after deducting therefrom any sums retained by Administrative Agent in reimbursement for costs of collection) to pay the cost of restoration, and Borrower Representative shall proceed promptly with the work of restoration of the Collateral and shall pursue the work of restoration diligently to completion. If any Event of Default has occurred and is continuing either on the date of such damage or destruction or on the date such insurance proceeds are paid, or if any Event of Default shall occur prior to completion of such work of restoration, then Administrative Agent, at its option, may apply such insurance proceeds in payment of any of the Obligations, in such order as set forth in Section 2.10(c). Any insurance proceeds remaining after completion of work or restoration shall, at Administrative Agent's election, be applied in accordance with Section 2.10(c), or paid over to Borrower Representative. Upon completion of any restoration, Borrower Representative shall deliver to Administrative Agent a certificate stating that the restoration has been duly completed and accounting for the use of any insurance proceeds in such restoration.

         8.8 Payment of Taxes, Charges, Claims and Current Liabilities. Each Loan Party shall pay or discharge:

                  (a) on or prior to the date on which penalties thereto accrue, all taxes, assessments and other government charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen and other like persons which result in creation of a Lien upon any such property;

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Encumbrances) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Loan Party in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving such Loan Party; and

                  (d) all other current liabilities so that none is overdue more than sixty (60) days.

                  Notwithstanding the foregoing, each Loan Party shall be entitled to contest or appeal the requirements of any Law or Governmental Authority or the payment of any tax, assessment, charge, levy, claim, asserted liability or any judgment entered against such Loan Party (collectively, in this Section 8.8, the "requirements"), as long as (i) such requirements are being contested in good faith by appropriate proceedings diligently conducted; (ii) Borrower Representative has given Administrative Agent written notice of such requirements and its intent to contest them, with supporting reasons for such contest, before the addition of any interest or penalties that may accrue on such requirements; (iii) such Loan Party maintains adequate cash reserves and makes other appropriate provisions as may be required by GAAP to provide for any liability arising from such requirements; (iv) the contesting of, or failure to comply with, such requirements does not in any way jeopardize such Loan Party's ability or authority to operate all or any part of its business or the value or continuing priority of the security interests of Administrative Agent on behalf of Secured Parties in the Collateral; (v) the contesting of, or failure to comply with, such requirements does not have a Material Adverse Effect, in the reasonable determination of Requisite Lenders; and (vi) any foreclosure, attachment, execution,


                                     III-55
sale or similar proceeding against such Loan Party or any of its properties in connection with any such requirements is duly stayed by posting of a bond or security deposit or by other action sufficient under applicable law to stay such foreclosure, attachment, execution, sale or other proceedings.

         8.9 Financial Accounting Practices. Each Loan Party shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         8.10 Compliance with Laws. Each Loan Party shall comply in all respects with all Laws applicable to such Loan Party, including all Environmental Laws; provided, however, that such Loan Party shall not be deemed to be in violation of this Section 8.10 as a result of any failure to comply which would not result in any liability or exposure to Administrative Agent or Lenders or any fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         8.11 Use of Proceeds. Each Loan Party shall use the proceeds of Advances hereunder only as set forth in Section 2.19.

         8.12 Government Authorizations; Regulatory Authorizations, Etc. Each Loan Party shall at all times obtain and maintain in force all Regulatory Authorizations and all other authorizations, permits, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in connection with execution and delivery of this Agreement, the Notes or any other Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof.

         8.13 Contracts and Franchises. Each Loan Party shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound and shall maintain any and all franchises it may have or hereafter acquire; provided, however, that such Loan Party shall not be deemed to be in violation of this
Section 8.13 as a result of any failure to comply with any agreement if such failure would not have a Material Adverse Effect on Loan Parties taken as a whole.

         8.14 Site Leases and Consents. Each Loan Party shall maintain in force and renew as necessary all Site Leases and shall obtain such Landlord Consents as Administrative Agent or Requisite Lenders shall reasonably request to protect its and their Liens and access to the Collateral. All Site Leases entered into after the date hereof shall have a term (including automatic renewals and such Loan Party's unilateral renewal rights) equal to or greater than the term of this Agreement and shall require that Administrative Agent be given notice of default and the right to elect to cure defaults and/or assume such agreement upon such Loan Party's default thereunder or an Event of Default under this Agreement.

                                     III-56

         8.15 Financial Covenants. Loan Parties shall comply with the financial covenants set forth on Schedule 8.15.

         8.16 Patent, Trademark and Copyright Collateral.

                  (i) Borrower Representative shall notify Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Loan Party's ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

                  (ii) In no event shall any Loan Party, either itself or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Administrative Agent prior written notice thereof and, upon request of Administrative Agent, such Loan Party shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Administrative Agent may request to evidence the Lien of Administrative Agent on behalf of Secured Parties on such patent, trademark or copyright, and the General Intangibles of such Loan Party relating thereto or represented thereby.

                  (iii) Each Loan Party shall take all actions necessary or requested by Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Loan Party shall determine that such patent, trademark or copyright is not material to the conduct of its business.

                  (iv) In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Borrower Representative shall notify Administrative Agent promptly after any Loan Party learns thereof. Each Loan Party shall, unless such Loan Party shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Administrative Agent shall deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

         8.17 Sites. For all Sites acquired after the date hereof by any Loan Party at any time (except for leases of retail sales offices with terms shorter than three years), such Loan Party shall provide to Administrative Agent, all at such Loan Party's expense and all in form and substance reasonably satisfactory to Administrative Agent, within twenty (20) days of such Loan Party's acquisition thereof and before placing any Collateral thereon:

                  (a) Site Leases. Copies of duly executed counterparts of the Site Lease; and

                  (b) Consent. Duly executed Landlord Consent executed by the owner of such real property.

                                     III-57

         8.18 Certain Notices. Borrower Representative shall promptly provide Administrative Agent and Lenders with written notice and verification in form and substance satisfactory to Requisite Lenders of each occasion that (i) a switch is installed and (ii) a switch becomes operational in one of the Markets.

         8.19 Management Team. Each Loan Party shall engage and continue to retain a professional and experienced management staff.

         8.20 Enforcement of Contracts. Each Loan Party shall exercise promptly and diligently its material rights under each Contract, General Intangible and/or Account (other than any right of termination). Borrower Representative shall deliver to Administrative Agent copies of all material demands or notices received by any Loan Party relating in any way to any Contract, General Intangible and/or Account.

         8.21 Legal Fee Reserve. Loan Parties shall maintain a legal fee reserve adequate to cover current period unpaid litigation expense for all pending litigation in form, amount and substance satisfactory to Administrative Agent and Requisite Lenders and, upon request of Administrative Agent or Requisite Lenders, will provide Administrative Agent and Lenders with a quarterly analysis evidencing its compliance with this requirement.

         8.22 Subordinated Loans. Any and all Indebtedness, loans or advances to any Loan Party by any other Loan Party shall upon request of Administrative Agent or Requisite Lenders be subordinated to any and all Obligations of such Loan Party to Administrative Agent and Lenders upon terms and provisions reasonably satisfactory to Administrative Agent and Requisite Lender, and each such other Loan Party shall deliver to Administrative Agent and Lenders a signed subordination agreement on terms satisfactory to Administrative Agent and Requisite Lenders.

         8.23 Liens on After-Acquired Property. With respect to any assets acquired after the date hereof of the type defined as Collateral in this Agreement of each Loan Party or any Subsidiary of Holdings as to which Administrative Agent on behalf of Secured Parties does not have a perfected first-priority Lien, such Loan Party shall promptly grant or cause to be granted, or confirm or evidence the grant herein of, to Administrative Agent on behalf of Secured Parties a Lien, upon the terms contained herein, on all such property and interests, free of all other Liens except those permitted under
Section 9.2. Such Loan Party at its own expense, shall (i) prepare, execute, acknowledge and deliver, or cause the preparation, execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument deemed by Administrative Agent to be necessary or desirable for the creation, perfection, renewal and continuation of the foregoing Liens, (ii) pay, or cause to be paid, all taxes, fees and legal expenses related to such registration, filing or recording and (iii) deliver to Administrative Agent resolutions of Board of Directors and opinions of counsel, in form and substance as may be reasonably acceptable to Administrative agent.

         8.24 Year 2000 Compliance. Each Loan Party shall take all actions necessary and commit adequate resources to assure that computer-based and other systems of Holdings and its Subsidiaries are able to process dates effectively, including dates before, on and after January 1, 2000, without experiencing any disruption or errors that could reasonably be expected to cause a Material Adverse Effect. At the request of Administrative Agent or Requisite Lenders, Loan Parties will provide Administrative Agent and Lenders with assurances and substantiations (including but not limited to the results of internal and external audit reports prepared in the


                                     III-58
ordinary course of business) reasonably acceptable to Administrative Agent and Requisite Lenders that Holdings and its Subsidiaries are taking all reasonable actions to assure the future conduct of its and their businesses and operations before, on and after January 1, 2000 without experiencing a disruption or errors that could reasonably be expected to cause a Material Adverse Effect.

         8.25 Post-Closing Items. Each Loan Party shall comply with the post-closing items set forth on Schedule 7.1 in the time permitted, if any is indicated, and shall promptly provide Administrative Agent and Requisite Lenders with evidence thereof in form and substance as may be reasonably acceptable to Administrative Agent and Requisite Lenders.

         8.26 Further Assurances. Each Loan Party executing this Agreement agrees that it shall and shall cause each other Loan Party to, at such Loan Party's expense and upon request of Administrative Agent or Requisite Lenders, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent and Lenders such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent or Requisite Lenders to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         8.27 Excess Cash. Beginning on the date on which Borrower Representative delivers a compliance certificate reflecting that Loan Parties are utilizing Excess Cash in complying with Section 8.15 with respect to the Fixed Charges Coverage Ratio, the Loan Parties shall maintain the amount of Excess Cash needed to effect such compliance in reserve (a) until such time as Borrower Representative delivers a compliance certificate reflecting compliance with the Fixed Charges Coverage Ratio without taking into account any Excess Cash or (b) except to the extent the Loans are prepaid pursuant to Section 2.10(a)(i), which prepayment shall be applied ratably to the remaining installments of Facility B Loans. If the amount of Excess Cash used in calculating the Fixed Charges Cover Ratio changes from one Fiscal Quarter to the next Fiscal Quarter, the amount of Excess Cash maintained in reserve shall be adjusted accordingly.

                         ARTICLE 9: NEGATIVE COVENANTS

         Each Loan Party hereby jointly and severally agrees as to all Loan Parties that, until the Termination Date, no Loan Party shall, without prior written consent of Requisite Lenders, do or permit to exist any of the following:

         9.1 Indebtedness. Create, incur, assume or suffer to exist at any one time any Indebtedness, except for Permitted Debt, or purchase, redeem, prepay, defease or otherwise acquire for value or make any payment on account or in respect of any principal amount of Permitted Subordinated Debt.

         9.2 Restrictions on Liens and Sale of Collateral. Create or suffer to exist any Lien on the Collateral or on any other property of any Loan Party, or any part thereof, whether superior or subordinate to the Lien of the Loan Documents, or assign, convey, sell or otherwise dispose of or encumber its interest in the Collateral, or any part thereof (including execution of any lease), or permit any such action to be taken, except for the following permitted dispositions and encumbrances (the "Permitted Encumbrances"): (i) Liens and encumbrances in favor of Administrative Agent on behalf of Secured Parties; (ii) government Liens, including Liens for Taxes not yet due, or which are being contested in good faith and by appropriate proceedings in accordance with Section 8.8; (iii) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue


                                     III-59
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for a period of not more than thirty (30) days or which are being contested in good faith and by appropriate proceedings in accordance with Section 8.8; (iv) pledges or liens in connection with workers' compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights-of-way, restrictions and other similar encumbrances that are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of such Loan Party; (vii) judgments and judgment liens with respect to which execution has been stayed within ten (10) days by appropriate judicial proceedings and the posting of adequate security which may not be any of the Collateral; (viii) specific liens, if any, identified on Schedule 9.2; (ix) sales and other dispositions of equipment and inventory in the ordinary course of business for fair value, not exceeding $400,000 per year in the aggregate;
(x) Liens to secure purchase money indebtedness and Capital Leases permitted by clause (ii) of the definition of Permitted Debt which is secured by only the property acquired; (xi) cash collateralization of the Letters of Credit specified on Schedule 9.1; and (xii) certain other Liens as may be permitted with Requisite Lenders' prior written consent. Any of the foregoing Liens shall remain "Permitted Encumbrances" as long as they are being contested by such Loan Party in compliance with Section 8.8. In addition, no Loan Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent on behalf of Secured Parties, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         9.3 Limitation on Contingent Obligations. Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for those created or contemplated by the Loan Documents or with respect to the obligations of another Loan Party in the ordinary course of business.

         9.4 Prohibition of Mergers, Acquisitions, Name, Office or Business Changes, Etc.

                  (a) Enter into, or become the subject of, any transaction of merger, acquisition or consolidation, except for Permitted Acquisitions, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of such Loan Party's business or assets, whether now owned or hereafter acquired, without Requisite Lenders' prior written consent.

                  (b) Change its name, chief executive office, principal place of business, corporate structure or the location of any Collateral without giving Administrative Agent and Lenders at least thirty (30) days' advance written notice of such change, and ensuring that any steps that Administrative Agent or Requisite Lenders may deem necessary to continue the perfection and priority of security interests of Administrative Agent on behalf of Secured Parties in the Collateral shall have been taken.

                  (c) Change the Fiscal Year end of such Loan Party from December 31, except with the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld.

                                     III-60

                  (d) Amend, restate or otherwise modify, or violate any terms of, its Organizational Documents in any material respect without the prior written consent of Requisite Lenders, which consent will not be unreasonably withheld.

                  (e) Become or agree to become a general or limited partner in any general or limited partnership, or a member in a limited liability company or a joint venturer in any joint venture other than a wholly-owned Subsidiary.

                  (f) Acquire or purchase substantially all of the stock or ownership interests in, or substantially all of the business, assets, customers or operations of, any other entity for more than $400,000 in one transaction or a series of related transactions, except for Permitted Acquisitions.

                  (g) Enter into any new business or make any material change in any of such Loan Party's business objectives, purposes and operations from those contemplated in the Business Plan without the prior written consent of Requisite Lenders.

                  (h) Establish or seek to establish any Network outside of the Markets.

         9.5 Limitation on Equity Payments. In the case of Holdings, make any Equity Payment and, in the case of any other Loan Party, make any Equity Payment to a Person other than Holdings, except with respect to Disqualified Stock issued as consideration for a Permitted Acquisition.

         9.6 Prohibition on Sale or Issuance of Stock. Issue any stock, stock option, warrant, or any other securities other than non-convertible debt securities, or the right to receive any such security ("equity securities") of each Loan Party; provided, however, however, that Holdings may issue (i) equity securities so long as the issuance of such equity securities does not directly or indirectly cause a Change of Control and (ii) Disqualified Stock as consideration for a Permitted Acquisition.

         9.7 Limitation on Investments, Advances and Loans. Organize, create, acquire, capitalize or own any Subsidiary having assets of $100,000 or more except in compliance with Section 9.13 or make or commit to make any advance (except in compliance with Section 9.13 or as permitted by Section 9.10), loan, guarantee of any Indebtedness, extension of credit or capital contribution to, or hold or invest in or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, including any officer of a Loan Party, any Affiliate of a Loan Party or any officer of any Affiliate of a Loan Party, except for Permitted Acquisitions, loans to another Loan Party, travel advances in the ordinary course of business, relocation loans to employees but not in excess of $250,000 in the aggregate outstanding at any one time, other loans to any employees of any Loan Party but in any case in an amount (including principal and interest outstanding) not to exceed $250,000 in the aggregate at any given time, and Cash.

         9.8 Capital Expenditures. Until substantially all the switches contemplated by the Business Plan are operating, directly or indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or Capital Leases) of fixed or capital assets, except for expenditures in accordance with the Business Plan and normal replacements and maintenance (including capacity expansions and enhancements for existing Sites) which are properly charged to current operations or expenditures of Excess Cash Flow not required to prepay the Loans pursuant to Section 2.10(b); provided, however, that Loan Parties may make Capital Expenditures in addition to those permitted by Section 8.15 as long as such


                                     III-61

Capital Expenditures (i) do not exceed $50,000,000 in each Fiscal Year and, in the aggregate, the amount collected on previously disputed amounts payable to any Loan Party with respect to reciprocal compensation related to internet or enhanced service providers and related facility charges and (ii) are directly related to its Telecommunications Business.

         9.9 Limitation on Leases. Enter into any agreement, or be or become liable under any agreement, not in existence as of the date hereof and reflected on such Loan Party's financial statements, for the lease, hire or use of any real or personal property in excess of $100,000 in the aggregate, including capital or operating leases, except that such Loan Party may, in the ordinary course of business and on terms standard in the industry, enter into leases or agreements for office space, vehicles or office equipment and for the location or storage of Collateral.

         9.10 Transactions with Affiliates. Except as described in Schedule 5.41, enter into any transactions, including any loans or advances, any repayment of loans or advances, or the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate, or otherwise pay any fees or expenses to, or reimburse or assure any obligation for the reimbursement of any expenses incurred by, any Affiliate.

         9.11 Extension of Accounts. Without Requisite Lenders' prior written consent, with respect to any material Accounts, General Intangibles or Contracts (other than with respect to disputed reciprocal compensation and related facilities charges), (i) grant any material extension of the time of payment,
(ii) compromise, compound or settle for a material amount less than the full amount thereof, (iii) release any person liable for the payment thereof, or (iv) allow any credit or discount whatsoever thereon, other than trade discounts granted in the normal course of business or discounts, compromises, compounds or settlements that will not have a Material Adverse Effect.

         9.12 Assumed Names. Transact or engage in business under any assumed name, fictitious name, trade style or "d/b/a" except those identified on
Schedule 5.39.

         9.13 Subsidiaries. Permit or cause any Loan Party to create, organize or acquire a Subsidiary owning, or any Subsidiary of Holdings that is not already a Borrower (or, in the case of US LEC of Pennsylvania Inc., until it obtains all Required Consents from New Jersey and Delaware) to own, assets of more than $100,000 unless such Subsidiary delivers to Administrative Agent and Lenders an Additional Borrower Assumption (an "Additional Borrower Assumption"), substantially in the form of Exhibit I, pursuant to which such Subsidiary becomes a Borrower, and satisfies the conditions set forth therein, to the reasonable satisfaction of Requisite Lenders.

                   ARTICLE 10: EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) Payment Default. Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations within two (2) Business Days after such amount becomes due and payable or (ii) fails to pay or reimburse Administrative Agent or Lenders for any expense reimbursable hereunder or under any


                                     III-62
other Loan Document within ten (10) Business Days following demand for such reimbursement or payment of expenses.

                  (b) False Statement. If any statement, representation or warranty made or deemed made by any Loan Party in any Loan Document or made in any financial statement, certificate, report, exhibit or document furnished to Administrative Agent or any Lender pursuant to any Loan Document, proves to have been untrue, incomplete, false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (c) Immediate Default. Any Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 8.2, 8.7, 8.11, 8.15,
8.24 and Article 9.

                  (d) Covenant Defaults. If any Loan Party fails or neglects to perform, keep or observe any provision of this Agreement, and such default continues for a period of twenty (20) calendar days after the earlier of such Loan Party's knowledge thereof or receipt of written notice from Lender thereof, except for violations of Section 8.8(d), which shall become an Event of Default at the end of the sixty (60) day period stated therein and except for specific Defaults listed elsewhere in this Section 10.1, as to which no notice or cure period shall apply unless specified.

                  (e) Undischarged Judgments. If one or more judgments for the payment of money have been entered against Borrower in an amount in excess of $200,000 in the aggregate and such judgment or judgments have remained undischarged and unstayed for a period of thirty (30) calendar days or, if stayed, all of the conditions in Section 8.8 have not been satisfied.

                  (f) Attachments, Etc. If a writ or warrant of attachment, garnishment, execution, distraint or similar process has been issued against any Loan Party or any of its properties in an amount in excess of $200,000, which has remained undischarged and unstayed for a period of thirty (30) consecutive days or, if stayed, all of the conditions in Section 8.8 have not been satisfied.

                  (g) Default Under Third Party Agreements. A default or breach occurs under any other agreement, document or instrument to which any Loan Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment $200,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $200,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (h) Dissolution; Discontinuance of Business, Etc. If any Loan Party discontinues its usual business, dissolves, has its charter revoked, winds up or liquidates itself or its business.

                  (i) Involuntary Bankruptcy or Receivership Proceedings. A case or proceeding commences against any Loan Party seeking a decree or order in respect of any Loan Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Loan Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of


                                     III-63
the affairs of any Loan Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (j) Voluntary Bankruptcy. Any Loan Party (i) prepares to file or files a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) fails to contest in a timely and appropriate manner or consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of any such Person's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any corporate action in furtherance of any of the foregoing or (v) admits in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (k) Assignments for Benefit of Creditors, Etc. If any Loan Party makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of itself or of all or any part of its properties.

                  (l) Non-compliance with Governmental Requirements. If any Loan Party fails to comply with any requirement of any Governmental Authority within twenty (20) calendar days after notice in writing of such requirement shall have been given to such Loan Party by such Governmental Authority or such longer period of time permitted by such Governmental Authority and is not being contested by such Loan Party in compliance with Section 8.8.

                  (m) Regulatory Authorizations. If any Regulatory Authorization in connection with this Agreement or any other Loan Document or any such Regulatory Authorization now or hereafter necessary or advisable to make this Agreement or any other Loan Documents legal, valid, enforceable and admissible in evidence or to permit each Loan Party to conduct its business is not obtained or has ceased to be in full force and effect or has been modified or amended or has been held to be illegal or invalid or is revoked or terminated, and is not being contested by such Loan Party in compliance with Section 8.8, and Requisite Lenders have reasonably determined in good faith (which determination shall be conclusive) that such event or occurrence may have a Material Adverse Effect.

                  (n) Damage or Destruction. If the proceeds of any physical damage insurance actually paid in respect of the partial or total damage or destruction of any material amount of Equipment are insufficient to cover the cost of the restoration thereof or if Administrative Agent determines that such damage or destruction is so extensive that repair or restoration cannot be expected within a time period short enough to prevent a Material Adverse Effect.

                  (o) Landlord Consents. If Loan Party fails to provide the Landlord Consents required hereunder and Requisite Lenders determine in their sole discretion that such failure results in a material impairment of Lenders' security for the Loans.

                  (p) ERISA Defaults. If, with respect to any Plan, (i) there has occurred a Reportable Event being considered by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) a Plan has been terminated, (iii) a trustee has been appointed by a United States District Court to administer a Plan, (iv) a PBGC or any other person has instituted proceedings to terminate a Plan or to appoint a trustee to administer any


                                     III-64
such Plan, (v) any Loan Party or any Affiliate has withdrawn, completely or partially, from any Plan, (vi) any Loan Party or any Affiliate has incurred secondary liability for withdrawal liability payments under any Plan or (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA.

                  (q) Defaults Under Other Loan Documents. If any default, misrepresentation or breach should occur under any Pledge Agreement, Security Document, Guaranty or other Loan Document and is not cured or waived within the time permitted therein, or any such Loan Documents should cease to be in full force and effect, or any Loan Party thereto should assert any unenforceability of, or deny liability on, or admit inability to perform under, any such Loan Document.

                  (r) Security Interest. Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (s) Change of Control, Etc. Any Change of Control or Loss of Key Management occurs.

       10.2 Remedies.

                  (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Administrative Agent shall (at the written request of the Requisite Lenders), without notice, suspend the Commitments with respect to further Advances and/or the incurrence of further Letter of Credit Obligations, whereupon any further Advances and Letter of Credit Obligations shall be made or extended (in the sole discretion of the Requisite Lenders) so long as such Default or Event of Default is continuing. If any Event of Default shall have occurred and be continuing, Administrative Agent shall (at the written request of Requisite Lenders), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Administrative Agent shall (at the written request of the Requisite Lenders), upon notice to Borrower's Representative, (i) terminate the Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex I, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Loan Party; and (iii) exercise any rights and remedies provided to Administrative Agent on behalf of Secured Parties under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 10.1(i), (j) or (k), the Commitments shall be immediately terminated and all of the Obligations, including the Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

                                     III-65

         10.3 Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable law, each Loan Party waives (including for purposes of Article 11): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on behalf of Secured Parties on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent on behalf of Secured Parties may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent on behalf of Secured Parties to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if given in accordance with Section 12.5 at least ten (10) days before such disposition.

         10.4 Exercise of Rights. Subject to any requirements for FCC, PUC or other governmental approval upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section 10.4 and all other remedies available to Administrative Agent and Lenders under this Agreement or by statute or by rule of law may be exercised by Administrative Agent or any Lender at any time from time to time whether or not the Obligations shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any foreclosure or other action for the enforcement of this Agreement or any other Loan Document. No failure to exercise, nor any delay in exercising on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.5 Rights of Secured Party. In addition to all other rights and remedies granted to it under this Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Administrative Agent may exercise all rights and remedies of a secured party.

         10.6 Additional Remedies. Remedies of Administrative Agent and Lenders upon the occurrence and during the continuance of an Event of Default shall include, in addition to, and not in lieu of, such remedies as are available at law or in equity or provided for in any of the Loan Documents, the following:

                  (a) Foreclosure; Receivership. Administrative Agent shall be entitled to file one or more suits at law or in equity to collect the Obligations and/or to foreclose on the Liens on and security interests created by this Agreement or any other Loan Document. Administrative Agent may apply or require any Loan Party to apply for any necessary transfers, assignments, orders, consents or licenses in connection with the operation or abandonment of any Network or any part thereof, and shall also be entitled as a matter of right and without notice and without requiring bond (notice and bond being hereby waived), without regard to the solvency or insolvency of any Loan Party at the time of application and without regard to the value of the Collateral at that time, to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve the Collateral or any part thereof and to continue the operation of the business of any Loan Party, and to collect all revenues and profits thereof and apply the same to the payment of


                                     III-66
all expenses and other charges of such receivership until the sale or other final disposition of the Collateral. Each Loan Party hereby consents to the appointment of such receiver.

                  (b) Collection of Accounts, Etc. At any time after the occurrence and during the continuance of an Event of Default notify account debtors that the Accounts have been assigned to Administrative Agent on behalf of Secured Parties and that payments shall be made directly to Administrative Agent on behalf of Secured Parties. Upon the request of Requisite Lenders at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall so notify such account debtors. Upon the occurrence of an Event of Default, Administrative Agent on behalf of Secured Parties shall be entitled, but not obligated, to collect, compromise, settle and otherwise act with respect to any Accounts, Contracts or General Intangibles, and shall be authorized to
(i) endorse checks and other instruments, (ii) communicate directly with any Loan Party's customers or other obligors to collect payments and/or (iii) bring actions to enforce such collection, and otherwise take any actions necessary to collect and recover any amounts owing to such Loan Party. Any amounts so received by Administrative Agent on behalf of Secured Parties shall be held for the account of Borrowers and may be applied to the Obligations at Administrative Agent's option, at the direction of Requisite Lenders, but shall not be deemed to be payment of the Obligations until so applied. Borrower Representative shall, at Requisite Lenders' request, deliver to Administrative Agent copies of all original and other documents evidencing or relating to the Accounts, Contracts or General Intangibles, including without limitation all original orders, sublease contracts, invoices, shipping receipts, computer records and databases.

                  (c) Segregation of Payments. Upon Administrative Agent's request, at the direction of Requisite Lenders, following an Event of Default, Borrowers shall immediately deliver to Administrative Agent on behalf of Lenders all Proceeds received by any Loan Party, in the form received except for Borrower's endorsement if required. Alternatively, Administrative Agent may, at the direction of Requisite Lenders, require Borrowers, at the direction of Requisite Lenders, to immediately deliver, or may require the delivery of, such Proceeds to a special bank account or post office box from which only Administrative Agent on behalf of Secured Parties can withdraw them. In either case, all such Proceeds and any payments received by any Loan Party under or in connection with any of the Collateral received by such Loan Party shall be held by Borrowers in trust for Administrative Agent on behalf of Secured Parties and shall be segregated from other funds of Borrowers. Any and all such payments so received by Administrative Agent on behalf of Secured Parties (whether from Borrowers or otherwise) may, in the sole discretion of Administrative Agent, be held by Administrative Agent on behalf of Secured Parties as collateral security for, and/or then or at any time thereafter applied in whole or in part by Administrative Agent, against all or any part of the Obligations of Loan Parties in such order as Administrative Agent may determine in its sole discretion. Any balance of such payments held by Administrative Agent and remaining after payment in full of all the Obligations shall be paid over to Borrowers or to any Person lawfully entitled to receive the same.

                  (d) Right to Cure. If any Loan Party fails in any material respect to perform or comply with any of its agreements contained herein or in any of the other Loan Documents or any Contracts, Administrative Agent may take whatever actions it may deem appropriate to perform or comply or otherwise cause performance or compliance with such agreement, all at the risk, cost and expense of Borrowers.

                  (e) Set Off. If the unpaid principal amount of the Loans, interest accrued thereon or any other amount owing by Loan Parties hereunder or under the Loans shall have become due and payable (by acceleration or otherwise), each Lender and each Affiliate of a


                                     III-67

Lender shall have the right, in addition to all other rights and remedies available to it, without notice to Loan Parties, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any of the Loan Parties by such Lender or Affiliate. Such right shall exist whether or not such Lender or Affiliate shall have given notice or made any demand hereunder or under the Other Loan Documents, whether or not such debt owing to or funds held for the account of Loan Parties is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Administrative Agent and Lenders. Each Loan Party hereby consents to and confirms the foregoing arrangements and confirms such Lender's and Affiliate's rights of set off.

         10.7 Application of Proceeds. Any proceeds of any of the Collateral, received by Administrative Agent through sale or disposition of the Collateral or otherwise, shall be applied by Administrative Agent toward the payment of the Obligations, including expenses in connection with the Collateral (including reasonable fees and legal expenses) as specified in Section 2.13(a).

         10.8 Discontinuance of Proceedings. If Administrative Agent or any Lender should proceed to enforce any right or remedy under this Agreement or any other Loan Document, and then discontinue or abandon such proceeding for any reason, all rights, powers and remedies of Administrative Agent and Lenders hereunder shall continue as if no such proceeding had been taken.

         10.9 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Loan Documents, including this Article 10, each Loan Party hereby irrevocably constitutes and appoints Administrative Agent for the benefit of Administrative Agent and Lenders its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in the Loan Documents, including this Article 10, in the name and on behalf of such Loan Party, from time to time in Administrative Agent's reasonable discretion after the occurrence and during the continuance of an Event of Default, in accordance with the Loan Documents and any statute or rule of law. This power of attorney is a power coupled with an interest and cannot be revoked. Each Loan Party hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

         Without limiting the generality of the foregoing, Administrative Agent may, after the occurrence and during the continuance of an Event of Default, do the following without notice to or assent by any Loan Party to accomplish the purposes of this Agreement:

                  (a) upon failure of such Loan Party to timely pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document, and pay all or any part of the premiums therefor and the costs thereof;

                  (b) file any application, petition or other request with the FCC, PUC or any other Governmental Authority for the purpose of obtaining any consent or approval from or satisfying any filing or notice requirement of any Governmental Authority in order to effect a sale or transfer of any or all the Collateral, or a change in control of, or to permit Administrative Agent to complete or operate, or both, any Network; and

                                     III-68

                  (c) (i) direct any party liable for any payment under any of the Contracts or Accounts to make payment of any and all monies due and to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) in the name of such Loan Party or its own name or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or otherwise receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction or before any arbitrator to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Loan Party with respect to any Collateral; (vi) settle, compromise or adjust any suit, action or proceeding described above upon commercially reasonable terms under the circumstances and, in connection therewith, give such discharges or releases as Administrative Agent may reasonably deem appropriate; (vii) cure any default under any Contract and/or modify and/or assume any such Contract; and (viii) generally sell, use, operate, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and, at Administrative Agent's option and Loan Parties' expense, at any time or from time to time after the occurrence and during the continuance of an Event of Default, all other acts and things that Administrative Agent reasonably deems necessary to perfect, preserve or realize upon the Collateral and Administrative Agent's security interest therein on behalf of Secured Parties, in order to effect the intent of this Agreement and the other Loan Documents all as fully and effectively as such Loan Party might do.

       10.10 Regulatory Matters.

                  (a) Loan Parties' Cooperation; Consents. Notwithstanding any provision to the contrary contained herein, Administrative Agent and Lenders will not exercise any right or remedy under this Agreement that requires prior FCC or PUC approval without first obtaining such approval. If counsel to Administrative Agent reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions that may be taken by Administrative Agent in the exercise of its rights hereunder or under any of the other Loan Documents, then Loan Parties, at their sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with Administrative Agent in any action commenced by Administrative Agent to secure such consent. Upon the occurrence and during the continuation of an Event of Default the applicable Borrower shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that may be required in order to obtain any necessary governmental consent, approval or authorization, and if such Borrower fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of such Borrower.

                  (b) Loan Parties' Cooperation; Transfers. In connection with the enforcement by Administrative Agent of any remedies available to it as a result of any Event of Default and subject to the provisions of Section 10.10(a), Loan Parties shall join and cooperate fully with Administrative Agent, and with any receiver or trustee referred to herein and with the successful bidder or bidders at any foreclosure sale when any of these entities file an application with the FCC or PUC, or with any necessary federal, state and local governmental authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the Collateral and (ii) the assignment or transfer to such entity of all licenses, authorizations and permits issued to


                                     III-69
any Loan Party by the FCC, PUC or any such other authorities with respect to Loan Parties' business and the operation thereof. Loan Parties' cooperation shall include, without limitation, the furnishing of any information that may be required in connection with such applications.

                  (c) Conveyance of Regulatory Authorizations. Subject to any necessary FCC or PUC approval, each Loan Party agrees to assign, transfer and convey the Regulatory Authorizations to Administrative Agent (or its designee) upon Administrative Agent's request following the occurrence of an Event of Default, to the extent that any such assignment or transfer may be deemed necessary to allow Administrative Agent to exercise its remedies hereunder or under the Loan Documents.

                  (d) Specific Performance. Each Loan Party recognizes that its Regulatory Authorizations are unique assets that may have to be transferred in order for Administrative Agent to adequately realize the value of its security interests. Each Loan Party further recognizes that a violation of this provision would result in irreparable harm to Administrative Agent and Lenders for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy that may be available to Administrative Agent and Lenders at law or in equity, Administrative Agent shall have the remedy of specific performance to enforce the provisions of this section.

              ARTICLE 11: JOINT AND SEVERAL OBLIGATIONS; GUARANTY

         11.1 Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent and Lenders by each other Borrower; provided, however, that US LEC of Georgia Inc. shall not be liable for Obligations in excess of $75,000,000. In addition, Holdings hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Administrative Agent and Lenders by each Borrower. Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 11 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article 11 shall be absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Article 11) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

                  (d) the insolvency of any Loan Party; or

                                     III-70

                  (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

         Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         11.2 Waivers by Loan Parties. Each Loan Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Loan Party. It is agreed among each Loan Party, Administrative Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article 11 and such waivers, Administrative Agent and Lenders would decline to enter into this Agreement. Without limiting the effect of the foregoing, if and to the extent that North Carolina law is applicable, the Loan Parties hereby expressly waive the provisions of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive.

         11.3 Benefit of Guaranty. Each Loan Party agrees that the provisions of this Article 11 are for the benefit of Administrative Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Loan Party and Administrative Agent or Lenders, the obligations any Loan Party has under the Loan Documents.

         11.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 11.7, each Loan Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Loan Party acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Loan Party's liability hereunder or the enforceability of this Article 11 and that Administrative Agent, Lenders and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 11.4.

         11.5 Election of Remedies. If Administrative Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article 11. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Loan Party hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Loan Party might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of

                                     III-71

Administrative Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party's obligation to pay the full amount of the Obligations. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but, at the election of Administrative Agent or such Lender, shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         11.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Article 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Article 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount which could be claimed by Administrative Agent and Lenders from such Borrower under this Article 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

       11.7 Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Article 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Article 11 without rendering such claim voidable or avoidable under Section


                                     III-72

548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 11.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1. Nothing contained in this
Section 11.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrowers to which such contribution and indemnification are owing.

                  (e) The rights of the indemnifying Borrowers against other Loan Parties under this Section 11.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         11.8 Liability Cumulative. The liability of Borrowers under this
Article 11 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  ARTICLE 12: GENERAL CONDITIONS/MISCELLANEOUS

         The following conditions shall be applicable throughout the term of this Agreement:

        12.1 Amendments, Modifications and Waivers.

                  (a) No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (i) waive any of the conditions specified in Article 6, except as otherwise provided therein; (ii) increase the Commitments or subject any Lender to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) amend any of the provisions in
Article 2; (v) release any material amount of Collateral except as shall otherwise be provided herein; (vi) release any Guarantor having a material amount of assets; (vii) amend the definition of Requisite Lenders; or (viii) amend this Section 12.1; and provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above to take such action, affect the rights or duties of Administrative Agent under this Agreement or the other Loan Documents. No failure on the part of any Lender or Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                                     III-73

                  (b) Administrative Agent, Lenders and Loan Parties recognize that certain financial covenants set forth in Section 8.15 may need to be adjusted to permit Loan Parties to remain in compliance therewith upon the issuance of the full amount of Permitted Subordinated Debt and, accordingly, upon receipt of notice from Holdings of any proposed issuance of Permitted Subordinated Debt, agree to negotiate in good faith to adjust the financial covenants set forth in Section 8.15 to reflect such issuance.

         12.2 Advances Not Implied Waivers. No waiver of the requirements contained in any Loan Document shall be effective unless in writing duly signed by the required number of Lenders provided for herein. No Advance hereunder shall constitute a waiver of any of the conditions of Lenders' obligation to make further Advances. Any Advance made by any Lender and any sums expended by any Lender pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No Advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy by Administrative Agent or any Lender existing by reason of such Event of Default, including the right to accelerate the maturity of the Indebtedness evidenced by the Loan Documents or to foreclose the Lien on the Collateral or to refuse to make further advances hereunder.

         12.3 Business Day. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         12.4 Records. From time to time Administrative Agent may send Borrower Representative statements of the unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the amount remaining available on any Commitment, and each statement shall be deemed correct and conclusively binding on Borrowers (absent manifest error) unless Borrower Representative notifies Administrative Agent of an error in the statement in writing within thirty (30) days of the date on which any such statement is provided to Borrower Representative.

         12.5 Notices. All notices, requests, demands, directions and other communications (collectively, "notices") required under the provisions of this Agreement or any other Loan Document shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail (return receipt requested), by overnight courier service (maintaining records of receipt) or by facsimile transmission with confirmation of receipt, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earliest of (i) receipt, (ii) when delivered by hand, (iii) the third Business Day after being mailed, (iv) the following Business Day if sent by overnight courier service or (v) upon transmission when sent by facsimile. All notices shall be addressed as follows:

         If to any Loan Party, to the Notice Address set forth on Schedule 1, with copies, if any, as set forth on Schedule 1.

                                     III-74

         If to Administrative Agent:

                                    General Electric Capital Corporation
                                    10 Riverview Drive
                                    Danbury, Connecticut  06810
                                    Attention:  TFS Portfolio Manager
                                    Telecopy:  (203) 749-4531

         With a copy to:            General Electric Capital Corporation
                                    501 Corporate Center Drive
                                    Suite 600
                                    Franklin, Tennessee  37067
                                    Attention:  Corporate Counsel
                                    Telecopy:  (615) 771-6187

         If to any Lender, to the Notice Address set forth on Annex II or in the Assignment Agreement by which it became a Lender.

         All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto, given in accordance with the terms hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

         12.6 FCC and PUC Approval. The exercise of any rights or remedies hereunder or under any other Loan Document by Administrative Agent or any Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, no Loan Party shall delay, hinder, interfere with or obstruct the exercise of Administrative Agent's or Lenders' rights or remedies hereunder or the obtaining of such approvals.

         12.7 Lenders Sole Beneficiary. All conditions of the obligation of Lenders to make any Advances hereunder are imposed solely and exclusively for the benefit of Lenders and their respective assigns; no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender will refuse to make any Advances in the absence of strict compliance with any or all such conditions; and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders at any time if, in their sole discretion, Lenders deem it advisable to do so. Each Lender's sole obligation hereunder is to make the Advances if and to the extent required by this Agreement or any other Loan Document.

         12.8 Lender's Review of Information. Each Loan Party acknowledges and agrees that any review or analysis by Administrative Agent or any Lender of financial information, operating information, marketing data or other information provided to Administrative Agent or such Lender by or on behalf of such Loan Party at any time is and shall be conducted solely for Administrative Agent's and such Lender's benefit and internal use and that neither Administrative Agent nor any Lender is under any duty or obligation to make the results of such review or analysis available to any Loan Party. No Loan Party is relying, and will not rely, on Administrative Agent or any Lender for financial or business advice.

                                     III-75

         12.9 No Joint Venture. Nothing in this Agreement or any other Loan Document shall be deemed to constitute any kind of partnership, joint venture or fiduciary relationship between Administrative Agent, any Lender or any Loan Party.

         12.10 Severability. The provisions of this Agreement are intended to be severable. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.11 Rights Cumulative. All rights, powers and remedies herein given to Administrative Agent and Lenders are cumulative and not alternative and are in addition to all statutes or rules of law.

         12.12 Duration; Survival. All representations and warranties of any Loan Party contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement and the other Loan Documents, any investigation by Administrative Agent or any Lender, or the making of any Advances hereunder. All covenants and agreements of any Loan Party contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Loans, interest thereon, all fees and all other Obligations of Borrowers. Without limitation, it is understood that all obligations of Loan Parties to make payments to or indemnify Lenders shall survive the payment in full of the Loans and of all other Obligations.

         12.13 Governing Law. This Agreement, the Notes and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the law of the State of New York, except to the extent that the law of jurisdictions where the Collateral is located may be required to apply to the Collateral.

         12.14 Counterparts. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         12.15 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Loan Party, Administrative Agent, Lenders and their respective successors and assigns (including, in the case of any Loan Party, a debtor-in-possession on behalf of such Loan Party), except as otherwise provided herein or therein. No Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of Administrative Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Loan Party, Administrative Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

                                     III-76

         12.16 Disclosures and Confidentiality.

                  (a) Each Loan Party agrees that it and each of its Affiliates will obtain Administrative Agent's written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name or logo of Administrative Agent or any Lender or any of their Affiliates is used or may be reasonably inferred and will not distribute any such materials in the absence of such prior written approval.

                  (b) Each Loan Party agrees that it will not, directly or indirectly, disclose to any third party the terms of this Agreement or the other Loan Documents or prior or future correspondence relating thereto, or the transactions contemplated hereby, or any other information regarding Administrative Agent, any Lender or their Affiliates learned by such Loan Party during the course of negotiation thereof. The term "third party" shall exclude only the Loan Parties, their Affiliates and their respective attorney(s) and certified public accountant(s). This Section 12.16(b) shall not restrict the disclosure of information if such disclosure is required by law, by order of any court or by the order, rule or regulation of any administrative agency, including any requirements of the FCC, any PUC or any state or federal securities commissions (the "Commissions"); provided, however, that, except for disclosures required by the FCC, PUC or Commissions, Borrower Representative shall provide Administrative Agent with advance notice of any such required disclosure of information so that Administrative Agent or the applicable Lender may seek an appropriate protective order and/or waive compliance with this
Section 12.16(b). Each Loan Party shall not oppose any action taken by Administrative Agent or any Lender to obtain an appropriate protective order or other reliable assurance that the information will be accorded confidential treatment. The obligations set forth in this Section 12.16(b) shall survive the termination of this Agreement.

                  (c) Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Loan Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 12.16 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (b) above); (c) as required or requested by any Governmental Authority or reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Administrative Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Administrative Agent or such Lender.

                  (d) The disclosure of information by any of Administrative Agent, Lenders or Loan Parties will not be restricted under this Agreement if such information (i) has been or becomes published or is now, or in the future, in the public domain through (A) no fault of the parties, (B) disclosure other than unauthorized disclosure by the party to whom the information is disclosed or (C) disclosure to third parties by the disclosing party without similar restriction; (ii) is property (other than proposal letters, commitment letters or other correspondence between Lenders and Loan Parties) within the legitimate possession of the receiving party prior to


                                     III-77
disclosure hereunder; (iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or receiving party's rights to disseminate the information and without notice of any restriction against its further disclosure; (iv) is disclosed with the written approval of the other party; or (v) is or becomes publicly available free of any obligation to keep it confidential.

                  (e) Each Loan Party authorizes Administrative Agent and each Lender to discuss with and furnish to any Affiliate of Administrative Agent or such Lender, any government or self-regulatory agency with jurisdiction over Administrative Agent or such Lender, any other Governmental Authority or, subject to such Person's agreeing to this Section 12.16, any assignee, successor, participant, successor, or prospective assignee, successor or participant, all financial statements, audit reports and other information pertaining to such Loan Party and/or its Subsidiaries whether such information was provided by such Loan Party or prepared or obtained by Administrative Agent, Lenders or third parties. No representation or warranty is made by Administrative Agent, Lenders or any of their employees, officers, directors or agents to any existing or prospective assignee, successor or participant regarding any audit reports or other analyses of any Loan Party that Administrative Agent or any Lender may distribute, whether such information was provided by any Loan Party or prepared or obtained by Administrative Agent, Lenders or third parties, nor shall Administrative Agent, Lenders or any of their employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

                  (f) Every reference in this Agreement to disclosures of any Loan Party to any Lender or Administrative Agent (except the Business Plan and financial statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Administrative Agent or Lenders concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to Administrative Agent or any Lender, except to the extent that such previous disclosures are again presented to Administrative Agent or such Lender in writing concurrently with the execution of this Agreement.

         12.17 Jurisdiction and Venue. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS AND AGREES NOT TO CONTEST VENUE IN ANY SUCH COURTS. In any such litigation, each Loan Party waives personal service of any summons, complaint or other process, and agree that the service thereof may be made by certified or registered mail directly to Borrower Representative at its address set forth in Section 12.5. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

         12.18 Jury Waiver. THE PARTIES HERETO HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY RELATIONSHIP AMONG ADMINISTRATIVE AGENT, LENDERS AND ANY LOAN PARTY. EACH LOAN PARTY REPRESENTS AND


                                     III-78

WARRANTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.19 Limitation on Liability. NONE OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY LOAN PARTY SHALL HAVE ANY LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

         12.20 Schedules, Exhibits and Annexes. The Schedules, Exhibits and Annexes attached to this Agreement are an integral part hereof, and are hereby made a part of this Agreement.

         12.21 Agreement to Govern. In case of any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

         12.22 Entire Agreement. This Agreement, the other Loan Documents and other documents, agreements and certificates executed by the parties contemporaneously herewith or subsequent hereto constitute the entire agreement of the parties and supersede all prior understandings and agreements, written or oral, among the parties hereto relating to the subject matter hereof. No Loan Party is entering into this Agreement in reliance on statements or representations made by any Person other than as set forth herein, except for the Fee Letter.

                   [SIGNATURE PAGE APPEARS ON THE NEXT PAGE.]

                                     III-79

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                              Administrative Agent and Lender:

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By:
                                 -----------------------------------
                                     Name:     Michael Baum
                                     Title:    Senior Vice President


                              Lenders:

                              FIRST UNION NATIONAL BANK, as a Lender


                              By:
                                 -----------------------------------
                                     Name:     John Burlingame
                                     Title:    Senior Vice President


                              WACHOVIA BANK, N.A.


                              By:
                                 -----------------------------------
                                     Name:     Fitzhugh L. Wickham
                                     Title:    Vice President


                              FIRSTAR BANK, N.A.


                              By:
                                 -----------------------------------
                                     Name:     Dirk Davidson
                                     Title:    Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------
                                     Name:     Robert D. Mace
                                     Title:    Vice President


                                     III-80

                              BANK AUSTRIA CREDITANSTALT CORPORATE
                              FINANCE, INC.


                              By:
                                 -----------------------------------
                                     Name:     Gary W. Andresen
                                     Title:    Senior Associate


                              By:
                                 -----------------------------------
                                     Name:     Robert M. Biringer
                                     Title:    Executive Vice President


                              GOLDMAN SACHS CREDIT PARTNERS L.P.


                              By:
                                 -----------------------------------
                                     Name:
                                     Title:


                              Borrower Representative And Guarantor:

                              US LEC CORP.


                              By:
                                 -----------------------------------
                                     Name:   Michael K. Robinson
                                     Title:  Executive Vice President and Chief
                                               Financial Officer


                              Borrowers:

                              US LEC OF ALABAMA INC.


                              By:
                                 -----------------------------------
                                     Name:  Michael K. Robinson
                                     Title: Executive Vice President and Chief
                                              Financial Officer


                              US LEC COMMUNICATIONS INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer

                                     III-81

                              US LEC OF FLORIDA INC.


                              By:
                                 -----------------------------------
                                     Name:   Michael K. Robinson
                                     Title:  Executive Vice President and Chief
                                               Financial Officer


                              US LEC OF GEORGIA INC.


                              By:
                                 -----------------------------------
                                     Name:   Michael K. Robinson
                                     Title:  Executive Vice President and Chief
                                               Financial Officer



                              US LEC OF MARYLAND INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer


                              US LEC OF NORTH CAROLINA INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer


                              US LEC OF PENNSYLVANIA INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer

                                     III-82

                              US LEC OF SOUTH CAROLINA INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer


                              US LEC OF TENNESSEE INC.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer


                              US LEC OF VIRGINIA L.L.C.


                              By:
                                 -----------------------------------
                                     Name:     Michael K. Robinson
                                     Title:    Executive Vice President and
                                                 Chief Financial Officer

                                     III-83